Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT
dated as of
January 11, 2017
among
CONVERGYS CORPORATION,
The Lenders Party Hereto,
CITIBANK, N.A.,
as Administrative Agent,
BANK OF AMERICA, N.A.,
as Syndication Agent,

and

PNC BANK, NATIONAL ASSOCIATION,
 THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents
___________________________
CITIGROUP GLOBAL MARKETS INC.
and
MERRILL, LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
Page

ARTICLE I Definitions	1
SECTION 1.01.Defined Terms    1
SECTION 1.02.Classification of Loans and Borrowings    28
SECTION 1.03.Terms Generally    28
SECTION 1.04.Accounting Terms; GAAP    28
SECTION 1.05.Currency Translation    29

ARTICLE II The Credits	29
SECTION 2.01.Commitments    29
SECTION 2.02.Loans and Borrowings    29
SECTION 2.03.Requests for Borrowings    30
SECTION 2.04.Competitive Bid Procedure    31
SECTION 2.05.Incremental Facilities    34
SECTION 2.06.Funding of Borrowings    37
SECTION 2.07.Letters of Credit    38
SECTION 2.08.Interest Elections    44
SECTION 2.09.Termination and Reduction of Commitments; Extension of the Maturity Date    45
SECTION 2.10.Repayment of Loans; Evidence of Debt    47
SECTION 2.11.Prepayment of Loans    48
SECTION 2.12.Fees    49
SECTION 2.13.Interest    51
SECTION 2.14.Alternate Rate of Interest    52
SECTION 2.15.Increased Costs    53
SECTION 2.16.Break Funding Payments    54
SECTION 2.17.Taxes    55
SECTION 2.18.Payments Generally; Pro Rata Treatment; Sharing of Set-offs    59
SECTION 2.19.Mitigation Obligations; Replacement of Lenders    60
SECTION 2.20.Defaulting Lenders    62
SECTION 2.21.Illegality    64

ARTICLE III Representations and Warranties	65
SECTION 3.01.Organization; Powers    65
SECTION 3.02.Authorization; Enforceability    65
SECTION 3.03.Governmental Approvals; No Conflicts    65
SECTION 3.04.Financial Condition; No Material Adverse Change    65
SECTION 3.05.Properties    66

i

SECTION 3.06.Litigation and Environmental Matters    66
SECTION 3.07.Compliance with Laws and Agreements    66
SECTION 3.08.Investment Company Status    67
SECTION 3.09.Taxes    67
SECTION 3.10.ERISA    67
SECTION 3.11.Disclosure    67
SECTION 3.12.Use of Proceeds    67
SECTION 3.13.Subsidiaries    68
SECTION 3.14.Anti-Corruption Laws and Sanctions Laws    68
SECTION 3.15.EEA Financial Institutions    68

ARTICLE IV Conditions	68
SECTION 4.01.[reserved]    68
SECTION 4.02.Effectiveness of this Agreement and Commitments    68
SECTION 4.03.Each Credit Event    70
SECTION 4.04.Initial Advance to Each Designated Subsidiary    70

ARTICLE V Affirmative Covenants	71
SECTION 5.01.Financial Statements and Other Information    72
SECTION 5.02.Notices of Material Events    73
SECTION 5.03.Existence; Conduct of Business    74
SECTION 5.04.Payment of Obligations    74
SECTION 5.05.Maintenance of Properties; Insurance    74
SECTION 5.06.Books and Records; Inspection Rights    74
SECTION 5.07.Compliance with Laws    74
SECTION 5.08.Use of Proceeds and Letters of Credit    74
SECTION 5.09.Guarantee Requirement    75

ARTICLE VI Negative Covenants	75
SECTION 6.01.Priority Indebtedness    75
SECTION 6.02.Liens    77
SECTION 6.03.Sale and Lease‑Back Transactions    78
SECTION 6.04.Fundamental Changes    78
SECTION 6.05.Transactions with Affiliates    79
SECTION 6.06.Restrictive Agreements    80
SECTION 6.07.Hedging Agreements    80
SECTION 6.08.Interest Coverage Ratio    80
SECTION 6.09.Total Net Leverage Ratio    80
SECTION 6.10.Restricted Payments    80

ARTICLE VII Events of Default	81

ARTICLE VIII The Administrative Agent	84

ARTICLE IX Miscellaneous	86
SECTION 9.01.Notices    86
SECTION 9.02.Waivers; Amendments    88
SECTION 9.03.Expenses; Indemnity; Damage Waiver    89
SECTION 9.04.Successors and Assigns    91
SECTION 9.05.Survival    95
SECTION 9.06.Counterparts; Integration    95
SECTION 9.07.Severability    96
SECTION 9.08.Right of Setoff    96
SECTION 9.09.Governing Law; Jurisdiction; Consent to Service of Process    96
SECTION 9.10.WAIVER OF JURY TRIAL    97
SECTION 9.11.Headings    97
SECTION 9.12.Confidentiality    97
SECTION 9.13.USA PATRIOT Act    98
SECTION 9.14.Release of Guarantees    98
SECTION 9.15.Interest Rate Limitation    98
SECTION 9.16.Non-Public Information    99
SECTION 9.17.No Fiduciary Duty    99
SECTION 9.18.Designated Subsidiaries    100
SECTION 9.19.Waiver of Break Funding Payments    102
SECTION 9.20.Acknowledgement and Consent to Bail-In of EEA Financial Institutions    102

SCHEDULES:
Schedule 2.01 — Commitments
Schedule 3.13 — Material Subsidiaries
Schedule 6.01 — Existing Indebtedness

EXHIBITS.
Exhibit A — Form of Assignment and Assumption
Exhibit B — Form of Borrowing Request
Exhibit C — Form of Guarantee and Contribution Agreement
Exhibit D — Form of Interest Election Request
Exhibit E — Form of Solvency Certificate
Exhibit F — Form of Designation Agreement
Exhibit G-1 — Form of U.S. Tax Compliance Certificate for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit G-2 — Form of U.S. Tax Compliance Certificate for Non-U.S. Participants

that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit G-3 — Form of U.S. Tax Compliance Certificate for Non-U.S. Participants
that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit G-4 — Form of U.S. Tax Compliance Certificate for Foreign Lenders that are
Partnerships for U.S. Federal Income Tax Purposes

CREDIT AGREEMENT dated as of January 11, 2017, among CONVERGYS CORPORATION, an Ohio corporation; the Lenders party hereto and CITIBANK, N.A., as Administrative Agent.
The Company (such term and each other capitalized term not otherwise defined in this preamble having the meaning assigned in Article I below), the lenders from time to time party thereto and the Administrative Agent have previously entered into a Credit Agreement dated as of February 28, 2014 (the “Existing Credit Agreement”). The Company has requested that the Existing Credit Agreement be replaced with this Agreement, and that the Lenders extend credit to enable the Company to borrow (i) $215,000,000 aggregate principal amount of term loans on the Effective Date and (ii) the Borrowers to borrow on a revolving credit basis on and after the Effective Date and at any time and from time to time prior to the Maturity Date an aggregate principal amount not in excess of $300,000,000 (subject to increase or decrease as provided in Sections 2.05 and 2.09, respectively) at any time outstanding. The Company has also requested the Lenders to establish procedures pursuant to which the Borrowers may invite the Lenders to bid on an uncommitted basis on short-term borrowings by any Borrower maturing on or prior to the Maturity Date. The proceeds of borrowings hereunder are to be used as described in Section 5.08.
The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions herein set forth.
Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01.     Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means Citibank, N.A., in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means the Administrative Agent, the Syndication Agent and the Co-Documentation Agents.
“Agreement” means this Credit Agreement, as the same may hereafter be modified, supplemented or amended from time to time.
“Aggregate Revolving Commitment” means the sum of the Revolving Commitments of all the Revolving Lenders.
“Aggregate Revolving Exposure” means the sum of the Revolving Credit Exposures of all the Revolving Lenders.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a Borrowing with a one month Interest Period commencing on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. For purposes of clause (c) of the preceding sentence, the Adjusted LIBO Rate on any day shall be based on the rate per annum appearing on the Reuters “LIBOR01” screen (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to US Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to such day for deposits in US Dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Alternative Currency” means Pounds Sterling, Euros, Canadian Dollars or Australian Dollars.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010 and all other laws, rules, and regulations of any jurisdiction applicable to the Company and its Subsidiaries concerning or relating to bribery, money laundering or corruption.
“Applicable Percentage” means, at any time, with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time. If all the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.
“Applicable Rate” means, for any day, (a) with respect to any Initial Term Loans, the applicable number of basis points per annum set forth below under the caption “Eurodollar Spread” or “ABR Spread”, as the case may be, as determined by reference to the Total Net Leverage Ratio, as set forth in the most recent certificate of a Financial Officer received by the Administrative Agent pursuant to Section 5.01(c), (b) with respect to any Incremental Term Loan, the applicable number of basis points per annum for each Type of Loan as specified in the Incremental Facility Agreement establishing the Incremental Term Commitments in respect of such Incremental Term Loan and (c) with respect to any Eurodollar Revolving Loan or ABR Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable number of basis points per annum set forth below under the caption “Commitment Fee Rate”, “Eurodollar Spread” or “ABR Spread”, as the case may be, as determined by reference to the Total Net Leverage Ratio, as set forth in the most recent certificate of a Financial Officer received by the Administrative Agent pursuant to Section 5.01(c) (provided that, for purposes of determining the Applicable Rate under clauses (a) and (c) with respect to any day from the Effective Date until the first Business Day that immediately follows the date on which a certificate of a Financial Officer is delivered pursuant to Section 5.01(c) in respect of the fiscal quarter ending December 31, 2016, the Applicable Rate for Category 4 shall apply):

	Total Net Leverage Ratio	Commitment Fee Rate (basis points per annum)	Eurodollar Spread (basis points per annum)	ABR Spread (basis points per annum)
Category 1:	Greater than 2.25:1.00	40	225	125
Category 2:	Greater than 1.75:1.00 and less than or equal to 2.25:1.00	35	200	100
Category 3:	Greater than 1.00:100 and less than or equal to 1.75:1.00	30	175	75
Category 4:	Less than or equal to 1.00:1.00	25	150	50
Any increase or decrease in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date the applicable certificate of a Financial Officer is delivered pursuant to Section 5.01(c); provided, however, that “Category 1” shall apply without regard to the Total Net Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statements were required to have been delivered pursuant to Section 5.01(a) or Section 5.01(b) but were not (or the certificate of a Financial Officer related to such financial statements was required to have been delivered pursuant to Section 5.01(c) but was not) delivered, commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements are (or if later, such certificate related to such financial statements is) delivered, or (y) at all times if an Event of Default shall have occurred and be continuing. Notwithstanding anything to the contrary in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.13(g).
“Approved Fund” has the meaning set forth in Section 9.04(b).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04) or, in the case of an assignment and assumption pursuant to Section 2.19(b), by the Company and an assignee (with the consent of any party whose consent is required by Section 2.19(b)), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Availability Period” means the period from and including the Effective Date to but excluding the Maturity Date.
“Bail-In Action” means, as to any EEA Financial Institution, the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of such EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower Agent” has the meaning set forth in Section 9.18(c).
“Borrowers” means, collectively, the Company and the Subsidiaries of the Company designated as the Designated Subsidiaries from time to time.

“Borrowing” means (a) Loans of the same Class (other than Competitive Loans) and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.
“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03, which shall be in the form of Exhibit B or any other form approved by the Administrative Agent.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in US Dollar deposits in the London interbank market.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, that any lease (or other arrangement conveying the right to use) required to be classified and accounted for as a capital lease where such lease (or other arrangement) would not have been required to be so treated under GAAP as in effect on the Effective Date, as a result of the effectiveness of the Financial Accounting Standards Board Accounting Standards Codification Topic 842 (or any other accounting standard having a similar result or effect) (and related interpretations) shall not be considered a Capital Lease Obligation for purposes of this Agreement.
“Cash Equivalents” means, as at any date of determination, any instrument included as “cash equivalents” on the most recent balance sheet of the Company delivered pursuant to Section 5.01 (or, prior to the delivery of any such balance sheet, on the Company’s balance sheet as of September 30, 2016), in each case as determined in accordance with GAAP and, in the case of any Foreign Subsidiary, other instruments maturing within one year after such date that are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated or approved by the board of directors of the Company nor (ii) appointed by directors so nominated or approved; or (c) the acquisition of direct or indirect Control of the Company by any Person or group.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and each request, rule, guideline or directive thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Charges” has the meaning set forth in Section 9.15.
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, Incremental Term Loans or Competitive Loans, (b) any Commitment, refers to whether such Commitment is an Initial Term Commitment, an Incremental Term Commitment or a Revolving Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class. Additional Classes of Loans, Borrowings, Commitments and Lenders may be established pursuant to Section 2.05.
“Co-Documentation Agents” means PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., U.S. Bank National Association and Wells Fargo Bank, National Association, in their capacities as co-documentation agents hereunder.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means a Revolving Commitment, an Initial Term Commitment, an Incremental Term Commitment or any combination thereof (as the context requires).
“Commitment Letter” means the Commitment Letter dated as of November 28, 2016, among the Company, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A.
“Communications” has the meaning set forth in Section 9.01.

“Company” means Convergys Corporation, an Ohio corporation.
“Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.
“Competitive Bid Rate” means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.
“Competitive Bid Request” means a request by a Borrower for Competitive Bids in accordance with Section 2.04.
“Competitive Loan” means a Loan made pursuant to Section 2.04.
“Consenting Lender” has the meaning set forth in Section 2.09(d).
“Consolidated EBITDA” means, for any fiscal period, with respect to the Company and the Consolidated Subsidiaries, Consolidated Net Income for such period plus, to the extent deducted in computing such Consolidated Net Income, without duplication, the sum of (a) income tax expense, (b) interest expense (including the aggregate yield (expressed in US Dollars) obtained by the purchasers or investors under any Securitization Transactions on their investments in accounts receivable of the Company and the Subsidiaries during such period, determined in accordance with generally accepted financial practice and the terms of such Securitization Transactions), (c) depreciation and amortization expense, (d) any non-cash extraordinary or non-cash non-recurring losses, (e) non-cash pension settlement charges in respect of items that will not require cash payments to be made in future periods, (f) other non-cash items (other than accruals) reducing Consolidated Net Income and (g) extraordinary or non-recurring restructuring charges (including severance costs) not to exceed (1) $30,000,000 for any period of four fiscal quarters or (2) $90,000,000 during the term of this Agreement, minus, to the extent added in computing such Consolidated Net Income, without duplication, the sum of (i) interest income, (ii) any extraordinary or non-recurring gains and (iii) other non-cash items increasing Consolidated Net Income, and minus any cash payments made in respect of items reflected or to be reflected as non-cash charges reducing Consolidated Net Income during past or future periods, all as determined on a consolidated basis in accordance with GAAP. In the event that there shall have occurred any acquisition or disposition by the Company or a Subsidiary of a business or business unit during any period for which Consolidated EBITDA is to be determined, such determination shall be made on a pro forma basis ((x) except as provided in clause (y) below, in accordance with Regulation S-X under the Securities Act of 1933 and (y) in the case of any net cost savings, operating expense reductions or acquisition synergies, in accordance with the definition of Cost Synergies) as if such acquisition or disposition and any related incurrence or repayment of Indebtedness had occurred on the first day of such period.

“Consolidated Interest Expense” means, for any fiscal period, the aggregate of all interest expense (excluding interest expense in respect of undrawn letters of credit) of the Company and the Consolidated Subsidiaries for such period that, in accordance with GAAP, is or should be included in “interest expense” reflected in the income statement for the Company and the Consolidated Subsidiaries (but excluding any amortization of original issue discount in respect of the Company’s 5.75% Junior Subordinated Convertible Debentures due September 2029), all as determined on a consolidated basis in accordance with GAAP, plus, for any fiscal period, the aggregate yield (expressed in US Dollars) obtained by the purchasers under any Securitization Transactions on their investments in accounts receivable of the Company and the Subsidiaries during such period, determined in accordance with generally accepted financial practice and the terms of such Securitization Transactions. In the event that there shall have occurred any acquisition or disposition by the Company or a Subsidiary of a business or business unit during any period for which Consolidated Interest Expense is to be determined, such determination shall be made on a pro forma basis (in accordance with Regulation S-X under the Securities Act of 1933) as if such acquisition or disposition and any related incurrence or repayment of Indebtedness had occurred on the first day of such period.
“Consolidated Net Income” means, for any fiscal period, the net income or loss of the Company and the Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (b) without limiting any permitted pro forma determinations provided for elsewhere herein, the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary or the date that such Person’s assets are acquired by the Company or any Subsidiary, (c) the income of any Person in which any other Person (other than the Company or a wholly owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has an equity interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or a wholly owned Subsidiary by such Person during such period, and (d) any gains attributable to sales of assets out of the ordinary course of business.
“Consolidated Subsidiary” means any Subsidiary that should be consolidated with the Company for financial reporting purposes in accordance with GAAP.
“Consolidated Total Debt” means, at any time, all Indebtedness of the Company and the Consolidated Subsidiaries at such time (but excluding any Indebtedness in respect of undrawn letters of credit, any Indebtedness constituting bank guarantees with respect to which no Person has made any demand for payment or performance thereunder and, for the avoidance of doubt, any performance bonds that are accounted for as contingent liabilities in accordance with GAAP), determined on a consolidated basis in accordance with GAAP, plus, without duplication, the aggregate outstanding principal amount of all Securitization Transactions, less the domestic unrestricted cash and Cash Equivalents of the Company and its Subsidiaries (other than Foreign Subsidiaries), and less the unrestricted cash and Cash Equivalents of the Company’s Foreign Subsidiaries to the extent such cash and Cash Equivalents are permitted to be repatriated to a domestic Loan Party without adverse tax or other consequence.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Cost Synergies” means, with respect to any period and without duplication, the amount of net cost savings, operating expense reductions and acquisition synergies projected by the Company in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with any acquisition or disposition of a business or business unit by the Company or any Subsidiary, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that (A) a duly completed certificate signed by the chief financial officer of the Company shall be delivered to the Administrative Agent certifying that (x) such cost savings, operating expense reductions and acquisition synergies are reasonably anticipated to be realized within the time frames set forth in clause (y) below and factually supportable, in each case as reasonably determined in good faith by the Company, and (y) such actions have been taken or are to be taken within 18 months after the consummation of the relevant acquisition or disposition that is expected to result in such cost savings, expense reductions or acquisition synergies, (B) no cost savings, operating expense reductions or acquisition synergies shall constitute Cost Synergies to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income when calculating Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (C) projected amounts (and not yet realized) will not constitute Cost Synergies to the extent occurring more than six full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions and acquisition synergies, (D) the aggregate amount of Cost Synergies for any period of four fiscal quarters shall not exceed 20% of the Consolidated EBITDA for such period (calculated without giving effect to any Cost Synergies).
“Credit Party” means the Administrative Agent, each Issuing Bank and each other Lender.
“Declining Lender” has the meaning set forth in Section 2.09(d).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Revolving Loans, (ii) to fund any portion of its participations in Letters of Credit or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Revolving Lender notifies the Administrative Agent in writing that such failure is the result of such Revolving Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Company or the Administrative Agent in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Revolving Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent made in good faith to provide a certification in writing from an authorized officer of such Revolving Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Revolving Loans and participations in then outstanding Letters of Credit; provided that such Revolving Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Administrative Agent’s receipt of such certification in form and substance satisfactory to the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event or Bail-In Action; provided that a Revolving Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any equity interest in that Revolving Lender or any direct or indirect parent company thereof by a Governmental Authority or (ii) in the case of a solvent Revolving Lender, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Revolving Lender is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in each case so long as such action does not result in or provide such Revolving Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Revolving Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Revolving Lender. Any determination by the Administrative Agent that a Revolving Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Revolving Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Company, each Issuing Bank and each Revolving Lender.

“Designated Subsidiary” means any direct or indirect wholly-owned Subsidiary of the Company designated for borrowing privileges under this Agreement pursuant to Section 9.18.
“Designation Agreement” means, with respect to any Designated Subsidiary, an agreement in the form of Exhibit F hereto signed by such Designated Subsidiary and the Company.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.02).
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30‑day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status, as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).
“Event of Default” has the meaning assigned to such term in Article VII.
“Excluded Taxes” means, with respect to any payment made by any Loan Party under any Loan Document, any of the following Taxes imposed on or with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient: (a) income or franchise Taxes imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which any such recipient is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by any Borrower under Section 2.19(b)), any withholding Tax imposed by the United States of America on amounts payable to such Foreign Lender under any law in effect on the date such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding Tax pursuant to Section 2.17(a), (d) Taxes attributable to any Lender’s or Issuing Bank’s failure to comply with Section 2.17(f), and (e) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning assigned to such term in the preamble hereto.
“Existing Maturity Date” has the meaning set forth in Section 2.09(d).
“Existing Revolving Loans” has the meaning set forth in Section 2.05(e).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Effective Rate for any day, determined as provided above, would be less than zero, then the Federal Funds Effective Rate for such day shall be deemed to be zero.
“Fee Letters” means, collectively, (i) the Arranger Fee Letter dated as of November 28, 2016, among the Company, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A, (ii) the Citi Fee Letter dated as of November 28, 2016, between the Company and Citigroup Global Markets Inc. and (iii) the BAML Fee Letter dated as of November 28, 2016, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Fixed Rate” means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.
“Fixed Rate Loan” means a Competitive Loan bearing interest at a Fixed Rate.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, then a Lender, with respect to such Borrower, that is not a U.S. Person and (b) if the Borrower is not a U.S. Person, then a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is not incorporated or otherwise organized under the laws of the United States or any political subdivision, territory or possession thereof.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantee Agreement” means the guarantee and contribution agreement, substantially in the form of Exhibit C, to be entered into by the Administrative Agent, the Company and the other Guarantors.

“Guarantee Requirement” means, at any time on or after the Effective Date, that the Guarantee Agreement (or a supplement referred to in Section 22 thereof) shall have been executed by each Material Subsidiary (other than (i) a Foreign Subsidiary, (ii) any Subsidiary of a Foreign Subsidiary and (iii) any Subsidiary that is incorporated or otherwise organized under the laws of the United States or any political subdivision, territory or possession thereof and that is a disregarded entity for U.S. federal income tax purposes that has no material assets other than the capital stock of one or more “controlled foreign corporations” for purposes of the Code) existing at such time, shall have been delivered to the Administrative Agent and shall be in full force and effect.
“Guarantor” has the meaning set forth in the Guarantee Agreement.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. The “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements provided for in such Hedging Agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Commitment.
“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Company, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments or Incremental Revolving Commitments, as applicable, and effecting such other amendments hereto and to the other Loan Documents, in each case as are contemplated by Section 2.05.
“Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender.
“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.05, to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure under such Incremental Facility Agreement.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment, or LC Exposure or an outstanding Revolving Loan made in respect of an Incremental Revolving Commitment.
“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Agreement and Section 2.05, to make Incremental Term Loans hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans to be made by such Lender.
“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.
“Incremental Term Loan” means a Term Loan made by an Incremental Term Lender to the Company pursuant to Section 2.05.
“Incremental Term Loan Maturity Date” means, with respect to Incremental Term Loans, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Agreement.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all Securitization Transactions of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).
“Information” has the meaning set forth in Section 9.12.
“Information Memorandum” means the Confidential Information Memorandum dated November 2016 relating to the Company and the Transactions.
“Initial Term Commitment” means, as to each Term Lender, its obligation to make Term Loans under Section 2.01 on the Effective Date in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Initial Term Commitment” or opposite any comparable caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term Commitments is $215,000,000.
“Initial Term Loan” has the meaning set forth in Section 2.01.
“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be in the form of Exhibit D or any other form approved by the Administrative Agent.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date of such Loan, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and the Maturity Date of such Loan, and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days’ duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days’ duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.
“Interest Period” means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each applicable Lender, twelve months or a period less than one month) thereafter, as the applicable Borrower may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the Maturity Date applicable to the Loans included in such Borrowing. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, except in the case of a Borrowing of Competitive Loans, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, with respect to any Eurodollar Borrowing with an Impacted Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the Screen Rate for the longest maturity (for which such Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest maturity (for which such Screen Rate is available for Dollars) that is longer than the Impacted Interest Period, in each case, at 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means any Revolving Lender designated by the Company and approved by the Administrative Agent that shall have agreed to serve in such capacity. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or cause such Affiliate to, comply with the requirements of Section 2.07 with respect to each such Letter of Credit).
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a drawing made on any Letter of Credit.
“LC Exchange Rate” means, on any day, with respect to US Dollars in relation to any Alternative Currency, the rate at which US Dollars may be exchanged into such Alternative Currency, which rate shall be the Historical Currency Exchange Rate effective on the day immediately prior to such date of determination as determined by OANDA Corporation and made available on its website at http://www.oanda.com/convert/fxhistory. In the event that such rate is not made available as described above, the LC Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such LC Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m., London time, on such date for the purchase of such Alternative Currency, with US Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“LC Exposure” means, at any time, the sum of (a) the aggregate of the US Dollar Equivalents of the undrawn amounts of all outstanding Letters of Credit at such time plus (b) the aggregate of the US Dollar Equivalents of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“LC Participation Calculation Date” means, with respect to any LC Disbursement made in an Alternative Currency, (a) the date on which the applicable Issuing Bank shall have advised the Administrative Agent that it purchased with US Dollars the currency used to make such LC Disbursement, or (b) if such Issuing Bank shall not have advised the Administrative Agent that it made such a purchase, the date on which such LC Disbursement is made.
“Lead Arrangers” means Citigroup Global Markets, Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement).
“Lender Parent” means, with respect to any Revolving Lender, any Person in respect of which such Revolving Lender is a subsidiary.
“Lenders” means (a) the Persons listed on Schedule 2.01 and (b) any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or Incremental Facility Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on the Reuters “LIBOR01” screen (or on any successor or substitute screen of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to US Dollar deposits in the London interbank market) (the “Screen Rate”) at approximately 11:00 a.m., London time, two

Business Days prior to the commencement of such Interest Period, as the rate for US Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason (any such rate, an “Impacted Interest Period”), then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the Interpolated Rate at such time. Notwithstanding the foregoing, if the LIBO Rate for any Interest Period (or, for purposes of the definition of Alternate Base Rate, any day), determined as provided above, would be less than zero, then the LIBO Rate shall be deemed to be zero for such Interest Period (or, for purposes of the definition of Alternate Base Rate, such day).
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan” means an extension of credit by a Lender to any Borrower pursuant to this Agreement in the form of an Initial Term Loan, Incremental Term Loan, Revolving Loan or Competitive Loan, as applicable.
“Loan Documents” means this Agreement, any Incremental Facility Agreement, any promissory note issued hereunder, the Guarantee Agreement and any Designation Agreement.
“Loan Party” means each Borrower and each Guarantor.
“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposures and the unused Aggregate Revolving Commitments at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time.
“Margin” means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Revolving Lender making such Loan in its related Competitive Bid.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, (b) the ability of any Borrower to perform any of its obligations under the Loan Documents or (c) the rights of or benefits available to the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $50,000,000.
“Material Subsidiary” means (a) any Subsidiary that directly or indirectly owns or Controls any Material Subsidiary and (b) any other Subsidiary (i) the revenues of which for the most recent period of four fiscal quarters of the Company for which financial statements have been delivered pursuant to Section 5.01 (or, prior to the delivery of any such financial statements, for the period of four fiscal quarters ended September 30, 2016) were greater than 1% of the Company’s consolidated revenues for such period and (ii) the assets of which as of the end of such period were greater than 1% of the Company’s consolidated assets as of such date; provided that if at any time (i) the aggregate amount of the revenues of all Subsidiaries that are not Material Subsidiaries exceeds 5% of the Company’s consolidated revenues for the most recent period of four fiscal quarters of the Company for which financial statements have been delivered pursuant to Section 5.01 (or, prior to the delivery of any such financial statements, for the period of four fiscal quarters ended September 30, 2016) or (ii) the aggregate amount of the assets of all Subsidiaries that are not Material Subsidiaries exceeds 5% of the Company’s consolidated assets as of the end of such period, the Company shall (or, in the event the Company has failed to do so within 10 Business Days, the Administrative Agent may) designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries. For purposes of making the determinations required by this definition, revenues and assets of Foreign Subsidiaries shall be converted into US Dollars at the rates used in preparing the consolidated balance sheet of the Company included in the applicable financial statements. Notwithstanding the foregoing, (x) a Subsidiary formed solely for the purpose of carrying out one or more Securitization Transactions and owning no assets and conducting no business other than those incidental to such Securitization Transactions shall not constitute a Material Subsidiary and (y) any computation of the Company’s consolidated assets or consolidated revenues for purposes of this definition shall exclude the assets (and related revenues) subject to a Securitization Transaction.
“Maturity Date” means (a) with respect to the Initial Term Loans, March 3, 2019 and (b) with respect to the Revolving Loans, the earlier of (i) the date of termination in whole of the Revolving Commitments pursuant to Section 2.09 and (ii) the date that is the fifth anniversary of the Effective Date, as such date may be extended with respect to the Revolving Commitments and Revolving Loans pursuant to Section 2.09(d); provided, in each case, that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.
“Maximum Rate” has the meaning set forth in Section 9.15.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any Specified Asset Sale, (a) the cash (which term, for purposes of this definition, shall include Cash Equivalents) proceeds received in respect of such Specified Asset Sale, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all reasonable fees and out‑of‑pocket expenses paid in connection with such Specified Asset Sale by the Company and the Subsidiaries to Persons that are not Affiliates of the Company or any Subsidiary, (ii) the amount of all payments permitted hereunder and required to be made by the Company and the Subsidiaries as a result of such Specified Asset Sale to repay Indebtedness (other than Term Loans) secured by such asset and (iii) the amount of all taxes paid or reasonably estimated to be payable (after taking into account any available tax credits or deductions and any tax sharing arrangements) by the Company and the Subsidiaries, and the amount of any reserves established by the Company and the Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable, in each case during the calendar year that such Specified Asset Sale occurred or the next succeeding calendar year and that are directly attributable to the occurrence of such Specified Asset Sale (as determined in good faith by the Board of Directors of the Company). For purposes of this definition, in the event any contingent liability reserve established with respect to any Specified Asset Sale as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such Specified Asset Sale.
“Non-Defaulting Lender” means any Revolving Lender that is not a Defaulting Lender.
“Notice” has the meaning set forth in Section 9.01.
“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender or any Issuing Bank, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Taxes (other than a connection arising from such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Participant” has the meaning set forth in Section 9.04(c).
“Participant Register” has the meaning set forth in Section 9.04(c)(iii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Encumbrances” means:
(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;
(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary; and
(g) cash deposits to secure the performance of Capital Lease Obligations incurred in the ordinary course of business (other than, for the avoidance of doubt, Indebtedness consisting of obligations for borrowed money);
provided that the term “Permitted Encumbrances”, other than when used in reference to the deposits described in clause (g) above, shall not include any Lien securing Indebtedness.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 9.01.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Priority Indebtedness” means, without duplication, (a) all Indebtedness, and the principal amount of the obligations under any Hedging Agreements, of any Subsidiary (other than any Guarantor) and (b) all Indebtedness, and the principal amount of the obligations under any Hedging Agreements, of the Company or any Subsidiary that is secured by any Lien on any asset of the Company or any Subsidiary or that is referred to in clause (d), (f), (h) or (k) of the definition of “Indebtedness”.
“Protesting Lender” has the meaning set forth in Section 9.18.
“Refinancing” has the meaning set forth in Section 4.02(h).
“Register” has the meaning set forth in Section 9.04.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, employees, agents and advisors of such Person and such Person’s Affiliates.
“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures, outstanding Term Loans and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure, outstanding Term Loans and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes (other than the calculation of commitment fees) after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.
“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of stock or other equity interests in the Company, or any payment (whether in cash, securities or other property), on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any shares of stock or other equity interests in the Company, and (b) any voluntary prepayment, purchase or redemption of any Indebtedness of the Company or a Subsidiary that by its terms is subordinated in right of payment, in whole or in part, to the obligations of the Loan Parties under the Loan Documents.
“Resulting Revolving Borrowings” has the meaning set forth in Section 2.05(e).

“Revolving Borrowing” means a Borrowing consisting of Revolving Loans of the same Type made, converted or continued on the same date and, in the case of a Eurodollar Borrowing, having the same Interest Period.
“Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans hereunder expressed as an amount representing the maximum aggregate amount of such Revolving Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Revolving Lender pursuant to Section 9.04 and (c) increased pursuant to Section 2.05. The initial amount of each Revolving Lender’s Revolving Commitment is set forth opposite such Revolving Lender’s name on Schedule 2.01 under the caption “Revolving Commitment” or opposite any comparable caption in the Assignment and Assumption or Incremental Facility Agreement pursuant to which such Revolving Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Revolving Lenders’ Revolving Commitments is $300,000,000.
“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans, plus (b) its LC Exposure at such time.
“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Credit Exposure.
“Revolving Loan” has the meaning set forth in Section 2.01.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions Laws.
“Sanctions Laws” means trade or financial sanctions imposed, administered or enforced by (a) the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury or by the U.S. Department of State pursuant to the International Emergency Economic Powers Act, Trading with the Enemy Act, United Nations Participation Act, Foreign Narcotics Kingpin Designation Act, Comprehensive Iran Sanctions, Accountability, and Divestment Act, Iran Threat Reduction and Syria Human Rights Act and related executive orders and regulations, or any successive administrator or enforcer thereto, (b) Her Majesty’s Treasury of the United Kingdom, (c) the European Union or (d) the United Nations Security Council.
“Sanctioned Person” means any Person or group currently named on OFAC’s List of Specially Designated Nationals and Blocked Persons or any similar list issued by a relevant United Nations, United Kingdom, or European Union sanctions authority (“SDNs”), any entity that is 50% or more owned by such SDNs, any person currently named on the State Department’s Sanctioned Entities List and any Person or group located, organized or resident in a Sanctioned Country.

“Securitization Transaction” means any transfer by the Company or any Subsidiary of accounts receivable or interests therein, in a transaction designed to be treated as a “true sale” transaction in a bankruptcy proceeding (though not necessarily for accounting purposes), (a) to a trust, partnership, corporation or other entity, which transfer is funded by the incurrence or issuance by the transferee or any successor transferee of indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (b) directly to one or more investors or other purchasers. The “amount” or “principal amount” of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or other securities referred to in such clause or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Securitization Transaction net of any such accounts receivable or interests therein that have been written off as uncollectible.
“Specified Asset Sale” has the meaning set forth in Section 6.04(b).
“Statutory Reserve Rate” means a fraction, the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Company.
“Syndication Agent” means Bank of America, N.A., in its capacity as syndication agent hereunder.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means a Borrowing consisting of the same Class of Term Loans of the same Type made, converted or continued on the same date and, in the case of a Eurodollar Borrowing, having the same Interest Period.
“Term Commitment” means, as to each Term Lender, (i) its Initial Term Commitment, if any, and (ii) its Incremental Term Commitment, if any.
“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.
“Term Loan” means an Initial Term Loan or an Incremental Term Loan, as applicable.
“Total Net Leverage Ratio” means, at any time, the ratio of (a) Consolidated Total Debt at such time to (b) Consolidated EBITDA for the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.01 (or, prior to the delivery of any such financial statements, for the period of four consecutive fiscal quarters ended September 30, 2016).
“Transactions” means (a) the execution, delivery and performance by the Company and each other Loan Party of this Agreement and the other Loan Documents (to the extent party thereto), the borrowing of Loans and the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the execution, delivery and performance by each Designated Subsidiary of a Designation Agreement, (c) the Refinancing and (d) the payment of all fees, costs and expenses incurred in connection with the foregoing.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“US Dollars” or “$” refers to lawful money of the United States of America.
“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any Alternative Currency and subject to the following sentence, the equivalent in US

Dollars of such amount, determined by the Administrative Agent using the LC Exchange Rate with respect to such currency in effect for such amount on such date. The US Dollar Equivalent at any time of the amount of any Letter of Credit or LC Disbursement denominated in any Alternative Currency shall be the amount most recently determined as provided in Section 1.05.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(i)(2)(C).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02.     Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
SECTION 1.03.     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04.     Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
SECTION 1.05.     Currency Translation. The Administrative Agent shall determine the US Dollar Equivalent of any Letter of Credit denominated in an Alternative Currency as of the date of the issuance thereof, as of the date on which such Letter of Credit is amended to increase or decrease its face amount, as of the date on which such Letter of Credit is extended or renewed, as of the date of any LC Disbursement with respect to such Letter of Credit and on the first Business Day of each subsequent calendar month on which such Letter of Credit is outstanding, in each case using the LC Exchange Rate in effect on the date of determination, and each such amount shall be the US Dollar Equivalent of such Letter of Credit until the next required determination thereof pursuant to this Section. The Administrative Agent shall in addition determine the US Dollar Equivalent of any Letter of Credit and LC Disbursement denominated in an Alternative Currency as provided in Sections 2.07(d) and 2.07(f). The Administrative Agent shall notify the Company, the Revolving Lenders and the Issuing Banks of each calculation of the US Dollar Equivalent of each Letter of Credit and LC Disbursement.

ARTICLE II

The Credits
SECTION 2.01.     Commitments. Subject to the terms and conditions set forth herein, (a) each Term Lender severally agrees to make a Term Loan in US Dollars to the Company on the Effective Date (the “Initial Term Loans”) in an aggregate amount not to exceed such Term Lender’s Initial Term Commitment and (b) each Revolving Lender severally agrees to make revolving loans in US Dollars to any Borrower from time to time on any Business Day during the Availability Period (the “Revolving Loans”) in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) the sum of the Aggregate Revolving Exposure plus the aggregate principal amount of outstanding Competitive Loans exceeding the Aggregate Revolving Commitment. Amounts borrowed as Term Loans under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed. Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02.     Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan or other payment required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)     Subject to Section 2.14, (i) each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement; provided further that in exercising such option, each Lender shall comply with its obligation under Section 2.19(a).
(c)     At the commencement of each Interest Period for any Eurodollar Borrowing (other than a Borrowing of Competitive Loans), such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $2,000,000. At the time that each ABR Borrowing is made (other than a Borrowing of Competitive Loans), such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $2,000,000; provided that an ABR Borrowing of Revolving Loans may be in an aggregate amount that is equal to the aggregate unused balance of the Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.07(f). Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Revolving Borrowings outstanding.
(d)     Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the Loans included in such Borrowing.
SECTION 2.03.     Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the applicable Borrower shall notify the Administrative Agent of such request pursuant to a written Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurodollar Borrowing of Term Loans to be made on the Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such written Borrowing Request shall be irrevocable and shall be delivered promptly by hand delivery or facsimile to the Administrative Agent in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the name of the Borrower requesting the requested Borrowing;
(ii) the aggregate amount of Loans requested to be borrowed;
(iii) the date of such Borrowing, which shall be a Business Day;
(iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(v)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(vi) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06; and
(vii) whether the requested Borrowing is to be a Term Borrowing or a Revolving Borrowing.
If no election as to the Type of Borrowing is specified or if the applicable Borrower fails to give timely notice requesting a conversion or continuation, then the requested Borrowing shall be made as, or converted to, an ABR Borrowing. Any such automatic conversion shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.     Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period any Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the Aggregate Revolving Exposure plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the Aggregate Revolving Commitment and provided further that if the Maturity Date of the Revolving Loans and Revolving Commitments

shall have been extended pursuant to Section 2.09(d), no Competitive Bid Request and no Competitive Loan shall be made hereunder if, after giving effect thereto, the aggregate principal amount of all Competitive Loans maturing after such Existing Maturity Date would exceed the aggregate Revolving Commitments that have been extended to a date after the latest maturity of such Competitive Loans. To request Competitive Bids, a Borrower shall notify the Administrative Agent of such request in writing, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrowers may submit no more than one Competitive Bid Request on the same day and a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such written Competitive Bid Request shall be delivered promptly by hand delivery or facsimile to the Administrative Agent and be in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such written Competitive Bid Request shall specify the following information in compliance with Section 2.02:
(i)    the name of the Borrower requesting the requested Competitive Loans;
(ii) the aggregate amount of the Competitive Loans requested to be borrowed;
(iii) the date of such Borrowing, which shall be a Business Day;
(iv) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;
(v)    the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
Within two Business Days following the Administrative Agent’s receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the applicable Borrower in writing whether it has determined in its sole discretion to notify the Revolving Lenders of such Competitive Bid Request and if Competitive Loans shall be permitted to be made hereunder in connection with such Competitive Bid Request. In the event the Administrative Agent determines to notify the Revolving Lenders of such Competitive Bid Request in accordance with this Section and permit Competitive Loans in connection therewith, the Administrative Agent shall notify the Revolving Lenders of the details thereof by facsimile or by electronic communication, inviting the Revolving Lenders to submit Competitive Bids.
(b)     Each Revolving Lender may (but shall not have any obligation to) make one or more Competitive Bids to the applicable Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Revolving Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by hand delivery or facsimile, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the applicable Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) in the case of a Eurodollar Competitive Borrowing, the Interest Period applicable to each such Loan and the last day thereof.
(c)     The Administrative Agent shall promptly notify the applicable Borrower by facsimile or by electronic communication of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Revolving Lender that shall have made such Competitive Bid.
(d)     Subject only to the provisions of this paragraph, the applicable Borrower may accept or reject any Competitive Bid. The applicable Borrower shall notify the Administrative Agent by telephone, confirmed by facsimile in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of such Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) such Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if such Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, such Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by such Borrower. A notice given by the applicable Borrower pursuant to this paragraph shall be irrevocable.
(e)     The Administrative Agent shall promptly notify each bidding Revolving Lender by facsimile or by electronic communication whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.
(f)     If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Revolving Lender, it shall submit such Competitive Bid directly to the applicable Borrower at least one quarter of an hour earlier than the time by which the other Revolving Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.
SECTION 2.05.     Incremental Facilities. (a) The Company may on one or more occasions after the Effective Date, by written notice to the Administrative Agent, request (i) the establishment, during the Availability Period, of Incremental Revolving Commitments and/or (ii) the establishment of Incremental Term Commitments; provided that the aggregate amount of all Incremental Commitments established hereunder shall not exceed $250,000,000 during the term of this Agreement. Each such notice shall specify (A) the date on which the Company proposes that the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent, and (B) the amount of the Incremental Revolving Commitments or Incremental Term Commitments, as applicable, being requested (it being agreed that (x) any Lender approached to provide any Incremental Revolving Commitment or Incremental Term Commitment may elect or decline, in its sole discretion, to provide all or any portion of such Incremental Revolving Commitment or Incremental Term Commitment and (y) any Person that the Company proposes to become an Incremental Lender, if such Person is not then a Lender, must be approved by the Administrative Agent and, in the case of any proposed Incremental Revolving Lender, each Issuing Bank (such approval not to be unreasonably withheld)).

(b)     The terms and conditions of any Incremental Revolving Commitment and the Revolving Loans and other extensions of credit to be made thereunder shall be identical to those of the Revolving Commitments and the Revolving Loans and other extensions of credit made thereunder, and shall be treated as a single Class with such Revolving Commitments and Loans. The terms and conditions of any Incremental Term Commitments and the Incremental Term Loans to be made thereunder shall be, except as otherwise permitted by this Section 2.05, identical to those of the Initial Term Commitments and the Initial Term Loans; provided that (i) the interest margins, upfront fees and original issue discount, if any, with respect to Incremental Term Loans shall be as determined by the Company and the applicable Incremental Term Lenders, (ii) the Weighted Average Life to Maturity of any Incremental Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of any Terms Loans and (iii) no Incremental Term Loan Maturity Date shall be earlier than the Maturity Date applicable to any Term Loans; provided further that to the extent the terms of any Incremental Term Loans and Incremental Term Commitments differ from the terms applicable to those of the Initial Term Commitments and Initial Term Loans (except as permitted by clauses (i), (ii) and (iii) above), the terms of such Incremental Term Loans and Incremental Term Commitments shall be permitted if reasonably satisfactory to the Administrative Agent.
(c)     The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Borrowers, each Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Commitments (and assuming that the full amount of such Incremental Commitments shall have been funded as Loans on such date), no Default or Event of Default shall have occurred and be continuing, (ii) on the date of effectiveness thereof and after giving effect to the making of Loans and issuance of Letters of Credit thereunder to be made on such date, the representations and warranties of the Company set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (iii) the Incremental Commitments and the Loans thereunder shall be unsecured, and shall rank pari passu in right of payment and have the same borrower or borrowers and guarantees as the Initial Term Loans and the existing Revolving Loans, (iv) the Borrowers shall make any payments required to be made pursuant to Section 2.16 in connection with such Incremental Commitments and the related transactions under this Section and (v) the Borrowers shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan

Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section.
(d)     Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a “Lender” in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents, and (ii) in the case of any Incremental Revolving Commitment, (A) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Revolving Commitment, shall increase) the Revolving Commitment of such Incremental Lender and (B) the Aggregate Revolving Commitment shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment, the Revolving Credit Exposure of the Incremental Revolving Lender holding such Commitment, and the Applicable Percentage of all the Revolving Lenders, shall automatically be adjusted to give effect thereto.
(e)     On the date of effectiveness of any Incremental Revolving Commitments, (i) the aggregate principal amount of the Revolving Loans outstanding (the “Existing Revolving Loans”) immediately prior to the effectiveness of such Incremental Revolving Commitments shall be deemed to be repaid, (ii) each Incremental Revolving Lender in respect of such Incremental Revolving Commitments that shall have had a Revolving Commitment immediately prior to the effectiveness of such Incremental Revolving Commitments shall pay to the Administrative Agent in same day funds an amount equal to the positive difference (if any) between (A) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Incremental Revolving Commitments) multiplied by (2) the aggregate amount of the Resulting Revolving Borrowings (as hereinafter defined) and (B) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Incremental Revolving Commitments) multiplied by (2) the aggregate amount of the Existing Revolving Loans, (iii) each Incremental Revolving Lender in respect of such Incremental Revolving Commitments that shall not have had a Revolving Commitment immediately prior to the effectiveness of such Incremental Revolving Commitments shall pay to Administrative Agent in same day funds an amount equal to the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Incremental Revolving Commitments) multiplied by (2) the aggregate amount of the Resulting Revolving Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Revolving Lender that did not pay any funds under clause (i) or (ii) above the portion of such funds that is equal to the positive difference (if any)

between (A) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Incremental Revolving Commitments) multiplied by (2) the aggregate amount of the Existing Revolving Loans, and (B) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Incremental Revolving Commitments) multiplied by (2) the aggregate amount of the Resulting Revolving Borrowings, (v) after the effectiveness of such Incremental Revolving Commitments, the Borrowers shall be deemed to have made new Revolving Borrowings (the “Resulting Revolving Borrowings”) in an aggregate amount equal to the aggregate amount of the Existing Revolving Loans and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03 (and the Borrowers shall deliver such Borrowing Request (or Borrowing Requests)), (vi) each Revolving Lender shall be deemed to hold its Applicable Percentage of each Resulting Revolving Borrowing (calculated after giving effect to the effectiveness of such Incremental Revolving Commitments) and (vii) the applicable Borrower shall pay each Revolving Lender any and all accrued but unpaid interest on its Loans comprising the Existing Revolving Loans. The deemed payments of the Existing Revolving Loans made pursuant to clause (i) above in respect of each Eurodollar Loan shall be subject to compensation by the applicable Borrower pursuant to the provisions of Section 2.16 if the date of the effectiveness of such Incremental Revolving Commitments occurs other than on the last day of the Interest Period relating thereto.
(f)     Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Lender holding an Incremental Term Commitment shall make a loan to the Company in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Agreement.
(g)     The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Company referred to in Section 2.05(a) and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitments, of the Applicable Percentages of the Revolving Lenders after giving effect thereto and of the assignments required to be made pursuant to Section 2.05(e).
SECTION 2.06.     Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly remitting the amounts so received, in like funds, to an account of such Borrower (or, in the case of ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.07(f), to the applicable Issuing Bank) specified by such Borrower in the applicable Borrowing Request or Competitive Bid Request.

(b)     Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume, but shall not be required to assume, that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by such Borrower, the interest rate applicable to ABR Revolving Loans. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim the applicable Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
SECTION 2.07.     Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit denominated in US Dollars or any Alternative Currency for its own account, and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of any letter of credit application furnished to any Issuing Bank in connection with the issuance of any Letter of Credit and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.
(b)     Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the applicable Borrower shall hand deliver or fax to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (which shall be US Dollars or an Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any such request. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon each issuance, amendment, renewal or extension of any Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure will not exceed $50,000,000, (ii) the sum of the Aggregate Revolving Exposure plus the aggregate principal amount of outstanding Competitive Loans will not exceed the Aggregate Revolving Commitment, and (iii) each Revolving Lender’s Revolving Credit Exposure shall not exceed such Lender’s Revolving Commitment. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (1) of this Section.
(c)     Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date with respect to the Revolving Commitments and Revolving Loans; provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the applicable Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal.
(d)     Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or any Revolving Lender, the Issuing Bank that is the issuer thereof hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed by the applicable Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Any such payment by the Revolving Lenders shall be made (i) if the currency of the applicable LC Disbursement or reimbursement payment shall be in US Dollars, then in US Dollars and (ii) if the currency of the applicable LC Disbursement or reimbursement payment shall be an Alternative Currency, then in US Dollars and in an amount thereof calculated by the Administrative Agent based on current exchange rates on the applicable LC Participation Calculation Date, sufficient to enable the Administrative Agent to purchase an amount of such Alternative Currency equal to the amount of such LC Disbursement. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments or any fluctuation in currency values, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Company deemed made pursuant to Section 4.03 and, in the case of a Letter of Credit to be issued, amended, renewed or extended for the account of a Designated Subsidiary, upon the representations and warranties made by the Designated Subsidiary in the Designation Agreement for such Designated Subsidiary, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended, renewed or extended, the Majority in Interest of the Revolving Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.03(a) or 4.03(b) would not be satisfied if such Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any Issuing Bank shall have received such notice, it shall have no obligation to issue, amend, renew or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).
(e)     Disbursements. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by hand delivery or facsimile), of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(f)     Reimbursement. If an Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than (i) if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on any Business Day, then 2:00 p.m., New York City time, on such Business Day or (ii) otherwise, 12:00 noon, New York City time, on the Business Day immediately following the day that such Borrower receives such notice; provided that, if the amount of such LC Disbursement is denominated in US Dollars and is not less than $1,000,000, such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the applicable Borrower fails to make any such reimbursement payment in respect of any LC Disbursement by the time specified above, (A) if such payment relates to a Letter of Credit denominated in an Alternative Currency, automatically and with no further action required, the obligation of such Borrower to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the US Dollar Equivalent, calculated using the LC Exchange Rates on the applicable LC Participation Calculation Date, of such LC Disbursement, and (B) in the case of any such payment, the Administrative Agent shall notify each Revolving Lender of such failure, the payment then due from such Borrower in respect of the applicable LC Disbursement and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent in US Dollars its Applicable Percentage of the amount then due from the applicable Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for an LC Disbursement (other than the funding of an ABR Revolving Borrowing as contemplated above) shall not constitute a Revolving Loan and shall not relieve such Borrower of its obligation to reimburse such LC Disbursement. If the applicable Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, the applicable Issuing Bank or any Revolving Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in US Dollars, such Borrower shall pay the amount of any such tax requested by the Administrative Agent, such Issuing Bank or such Revolving Lender.
(g)     Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure, to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(h)     Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made pursuant to paragraph (e) of this Section, Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses the applicable LC Disbursement in full.
(i)     Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that any Borrower receives notice from the Administrative Agent or the Majority in Interest of the Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) amounts payable in respect of any Letter of Credit or LC Disbursement shall be payable in the currency of such Letter of Credit or LC Disbursement, except that LC Disbursements in an Alternative Currency in respect of which the applicable Borrower’s reimbursement obligations have been converted to obligations in US Dollars as provided in paragraph (f) of this Section and interest accrued thereon shall be payable in US Dollars and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. The Borrowers also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.20. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If a Borrower provides an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.
(j)     Designation of Additional Issuing Banks. The Company may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Company, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(k)     Termination of an Issuing Bank. The Company may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.
(l)     Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) monthly activity (or other periodic activity for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, which written report shall be delivered to the Administrative Agent on the last Business Day of each such month (or each such other period or recurrent periods as determined above), (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(m)     LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.
SECTION 2.08.     Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing

Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall thereafter be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.
(b)     To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election pursuant to a written Interest Election Request by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such written Interest Election Request shall be irrevocable and shall be delivered promptly by hand delivery or facsimile to the Administrative Agent in a form approved by the Administrative Agent and signed by the applicable Borrower.
(c)     Each written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)     the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)     Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)     If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of Lenders of any Class, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing of such Class may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing of such Class shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.09.     Termination and Reduction of Commitments; Extension of the Maturity Date. (a) Unless previously terminated, the Initial Term Commitments shall automatically terminate on the Effective Date immediately after the funding of the Initial Term Loans and (ii) the Revolving Commitments shall automatically terminate on the Maturity Date for Revolving Loans. In the event the Effective Date shall not have occurred on or prior to the date of this Agreement, each Term Lender’s Initial Term Commitment and each Revolving Lender’s Revolving Commitment shall in each case automatically expire, and no Lender shall have any further obligation to make any Term Loans or Revolving Loans.
(b)     The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of such Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Aggregate Revolving Exposure plus the aggregate principal amount of outstanding Competitive Loans would exceed the Aggregate Revolving Commitment.
(c)     The Company shall notify the Administrative Agent of any election to terminate or reduce any Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of proceeds from the issuance of other indebtedness, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
(d)     The Company may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Revolving Lenders) not less than 30 days and not more than 90 days prior to any anniversary of the Effective Date, but not more than twice during the term of this Agreement, request that the Revolving Lenders extend the Maturity Date with respect to the Revolving Commitments and Revolving Loans for an additional period of one year. Each Revolving Lender shall, by notice to the Company and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the Company’s notice, advise the Company whether or not it agrees to the requested extension (each Revolving Lender agreeing to a requested extension being called a “Consenting Lender” and each Revolving Lender declining to agree to a requested extension being called a “Declining Lender”). Any Revolving Lender that has not so advised the Company and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Revolving Lenders constituting a Majority in Interest of the Revolving Lenders shall have agreed to such a Maturity Date extension request, then the Maturity Date shall, as to the Revolving Commitments and Revolving Loans of the Consenting Lenders, be extended to the first anniversary of such Maturity Date theretofore in effect (such Maturity Date being called the “Existing Maturity Date”). The decision of any Revolving Lender to agree or withhold agreement to any extension request shall be at the sole discretion of such Revolving Lender. The Commitment of any Declining Lender shall terminate on the Existing Maturity Date. The principal amount of any outstanding Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Declining Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date the Borrowers shall also make such other prepayments of the Revolving Loans as shall be required in order that, after giving effect to the termination of the Revolving Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the sum of the Aggregate Revolving Exposure plus the aggregate principal amount of all Competitive Loans shall not exceed the Aggregate Revolving Commitment. Notwithstanding the foregoing provisions of this paragraph, the Company shall have the right, pursuant to Sections 2.19 and 9.04, at any time prior to the Existing Maturity Date, to replace a Declining Lender with a Lender or other financial institution that will agree to such a Maturity Date extension request, and any such replacement Lender shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, no extension of the Maturity Date with respect to the Revolving Commitments and Revolving Loans of Consenting Lenders pursuant to this paragraph shall become effective unless (i) the Administrative Agent shall have received documents consistent with those delivered with respect to the Company under Section 4.01 and 4.02 as the Administrative Agent may reasonably request, giving effect to such extension, and (ii) on the anniversary of the Effective Date that immediately follows the date on which the Company delivers the applicable Maturity Date extension request, the conditions set forth in Section 4.03(a) and (b) shall be satisfied, but with the date set forth in Section 3.04(b) being deemed to be the date of the last audited financial statements delivered to the Lenders pursuant to Section 5.01(a) prior to the delivery of such Maturity Date extension request, and with all references in Section 4.03(a) and (b) to a Borrowing being deemed to be references to such extension) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer. In connection with an extension of a Maturity Date under this Section 2.09, the Lenders hereby authorize the Administrative Agent to enter into amendments (which need not be executed by any party other than the Administrative Agent and the Company) to this Agreement and the other Loan Documents as the Administrative Agent deems necessary or appropriate in its judgment in order to give effect to such extension of the Maturity Date in accordance with the terms of this Section 2.09.
SECTION 2.10.     Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date therefor, (ii) to the Administrative Agent for the account of the applicable Lenders the then unpaid principal amount of each Competitive Loan made to such Borrower on the last day of the Interest Period applicable to such Loan and (iii) to the Administrative Agent for the ratable account of each Term Lender holding Initial Term Loans the amount of each Initial Term Loan of such Lender made to such Borrower as provided for below in this Section 2.10.
(b)     Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)     The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Borrower, Class and Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)     The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)     Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
(f)     [Reserved].
(g)     The Company shall repay Incremental Term Loans in such amounts and on such date or dates as shall be specified therefor in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Incremental Term Loans (as such amounts may be adjusted as provided for in such Incremental Facility Agreement).
(h)     To the extent not previously repaid or prepaid, (i) all unpaid aggregate principal amounts of any outstanding Initial Term Loan shall be due and payable on the Maturity Date for the Initial Term Loans and (ii) all unpaid aggregate principal amounts of any outstanding Incremental Term Loans shall be due and payable on the Incremental Term Loan Maturity Date applicable thereto.
(i)     Any prepayment of Initial Term Loans shall be applied to reduce the subsequent scheduled repayments of such Initial Term Loans to be made pursuant to this Section as directed by the Company (and absent any such direction, to the remaining scheduled repayments in direct order of maturity thereof). Any prepayment of an Incremental Term Loan shall be applied to reduce the subsequent scheduled repayments of Incremental Term Loans to be made pursuant to this Section as shall be specified therefor in the Incremental Facility Agreement establishing the related Incremental Term Commitments.
SECTION 2.11.     Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section; provided that no Borrower shall have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.
(b)     [Reserved].
(c)     In the event and on each occasion that the sum of the Aggregate Revolving Exposure plus the aggregate principal amount of outstanding Competitive Loans exceeds the Aggregate Revolving Commitment then, upon notice to such effect from the Administrative Agent, on the last day of any Interest Period for any Eurodollar Borrowing, and on each other date on which any ABR Borrowing shall be outstanding, the Borrowers shall prepay Loans (other than Term Loans) in an aggregate amount equal to the lesser of (i) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans (other than Term Loans) on such day) and (ii) the amount of the applicable Borrowings. If at any time the sum of the Aggregate Revolving

Exposure plus the aggregate principal amount of outstanding Competitive Loans exceeds 105% of the Aggregate Revolving Commitment, then, upon notice to such effect from the Administrative Agent, the Borrowers shall, not later than the next Business Day, prepay one or more Borrowings (other than Term Borrowings) in an aggregate principal amount sufficient to eliminate such excess.
(d)     In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Specified Asset Sale, the Company shall, within three Business Days after receipt of such Net Proceeds, prepay Term Borrowings in an amount equal to such Net Proceeds.
(e)     The applicable Borrower shall notify the Administrative Agent in writing of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment. Each such written notice shall be irrevocable and shall specify the prepayment date, subject to clause (f) below, the Borrowing or Borrowings to be prepaid and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment of Revolving Loans and/or Term Loans is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.
(f)     In the event of any prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Company shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Term Borrowings pro rata based on the aggregate principal amounts of outstanding Borrowings of each such Class; provided that the amounts so allocable to Incremental Term Loans may be applied to other Term Borrowings if so provided in the applicable Incremental Facility Agreement.
SECTION 2.12.     Fees. (a) The Company agrees to pay or cause to be paid to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage a commitment fee, which shall accrue at the Applicable Rate therefor multiplied by the daily unused amount of the Revolving Commitment of such Revolving Lender, during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment shall have terminated. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year (commencing on the first such date to occur after the Effective Date), on any date prior to the Maturity Date on which the Revolving Commitments terminate and on the Maturity Date for any Revolving Loans and the related Revolving Commitments. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Revolving Lender shall be deemed to be used on any day to the extent of the outstanding principal amount of such Lender’s Revolving Loans on such date and the LC Exposure of such Lender on such date (and any Competitive Loans shall be disregarded for such purpose).
(b)     Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, in arrears at the end of each calendar quarter, upon termination of the Revolving Commitments, thereafter on demand and upon the date on which such Revolving Lender ceases to have any LC Exposure, a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between such Issuing Bank and the Company on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. If there is any change in the Applicable Rate during any quarter, the daily amount of each Lenders LC Exposure shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)     Each Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between such Borrower and the Administrative Agent. The Company also agrees to pay to each of the other parties thereto, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letters.
(d)     All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to any Issuing Bank, in the case of fees payable to it) for distribution, if applicable, to the Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.13.     Interest. (a) The Loans comprising each ABR Borrowing of any Class shall bear interest on the outstanding principal amount thereof, from the applicable borrowing date or conversion date, as the case may be, at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate for ABR Loans of such Class.
(b)     The Loans comprising each Eurodollar Borrowing of any Class shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to (i) in the case of a Eurodollar Revolving Loan or a Eurodollar Term Loan, the Adjusted LIBO Rate for such Interest Period in effect for such Borrowing plus the Applicable Rate for Eurodollar Loans of such Class, or (ii) in the case of a Eurodollar Competitive Loan, the LIBO Rate for such Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.
(c)     Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.
(d)     Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Borrowings of Initial Term Loans as provided in paragraph (a) of this Section.
(e)     Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current

Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(f)     All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(g)     If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Total Net Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of such ratio would have resulted in higher interest or fees for any period, the Borrowers shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable Issuing Bank, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and with any such demand by the Administrative Agent being excused), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the applicable Issuing Bank, as the case may be, under any other provisions of this Agreement. The Borrowers’ obligations under this Section 2.13(g) shall survive the termination of the Commitments and acceleration of the Loans pursuant to Article VII and the repayment of all other obligations hereunder after an acceleration of the Loans pursuant to Article VII. Except in any case where a demand is excused as provided above, any additional interest or fees under this Section 2.13(g) shall not be due and payable until a demand is made for such payment by the Administrative Agent, and none of such additional amounts shall be deemed overdue or accrue default interest under Section 2.13(d), in each case at any time prior to the date that is five Business Days following such demand.
SECTION 2.14.     Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing of any Class:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period with respect to any Class; or
(b)    the Administrative Agent is advised by a Majority in Interest of the Lenders of such Class (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the

LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, facsimile or electronic communication as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders of such Class that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Eurodollar Borrowing shall be ineffective, and such Borrowing shall be continued as an ABR Borrowing, (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing, (iii) in the case of clause (a) above, the Alternate Base Rate shall be determined without regard to clause (c) of the definition thereof and (iv) any request by any Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by any Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowing, then the other Types of Borrowing shall be permitted.
SECTION 2.15.     Increased Costs. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;
(ii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject the Administrative Agent, any Lender or any Issuing Bank to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Other Connection Taxes on gross or net income, profits or revenue (including value-added or similar Taxes));
and the result of any of the foregoing shall be to increase the cost to such Person of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any Loan) or to increase the cost to such Person of participating in, issuing, or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
(b)     If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or liquidity or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)     A certificate of a Lender or Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)     Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)     Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.
SECTION 2.16.     Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default, acceleration, prepayment or otherwise), (b) the conversion of any Eurodollar

Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(e) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by any Borrower pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate (or, in the case of a Eurodollar Competitive Loan, the LIBO Rate) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for US Dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.17.     Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, unless such deduction is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made.
(b)     In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)     The Loan Parties shall jointly and severally indemnify the Administrative Agent and each Lender, as the case may be, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate in reasonable detail as to the amount of such payment or liability delivered to the Company by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)     Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(e)     As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)     Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(i)(1) or 2.17(f)(i)(2)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)    Without limiting the generality of the foregoing:
(1)     any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;
(2)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B) executed originals of IRS Form W-8ECI;
(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(D) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9 and/or another certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct or indirect partner; and
(3)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine withholding or deduction required to be made.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(g)     If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(h)     For purposes of determining withholding Taxes imposed under FATCA, from and after the date hereof, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) (i) the Revolving Loans as not qualifying as “grandfathered obligations” within the meaning of

Treasury Regulation Section 1.1471-2(b)(2)(i) and (ii) the Term Loans as qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(i)     From and after the date hereof, the Loan Parties shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related expenses, including Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under FATCA, the Term Loans as qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(j)     For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
SECTION 2.18.     Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set‑off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at an account designated by the Administrative Agent, except payments to be made directly to the Issuing Banks as expressly provided herein, and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in US Dollars.
(b)     (i) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest, fees and indemnities then due hereunder, such funds shall be applied (x) first, towards payment of interest, fees and indemnities then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (y) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(ii)    For purposes of determining the available Revolving Commitments of the Lenders at any time (other than for purposes of determining the commitment fee), each outstanding Competitive Borrowing shall be deemed to have utilized the Revolving Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Revolving Commitments.
(c)     If any Lender shall, by exercising any right of set‑off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participation in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall provide notice thereof to the Administrative Agent and purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment obtained by a Lender pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(d)     Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume, but shall not be required to assume, that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)     If any Lender shall fail to make any payment required to be made by it hereunder or for the account of the Administrative Agent or any Issuing Bank, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.
SECTION 2.19.     Mitigation Obligations; Replacement of Lenders. (a) If any Lender or Issuing Bank requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender, any Issuing Bank or any Governmental Authority for the account of any Lender or Issuing Bank pursuant to Section 2.17, then such Lender or Issuing Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender or such Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such Issuing Bank. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Issuing Bank in connection with any such designation or assignment.
(b)     If (i) any Lender or any Issuing Bank requests compensation under Section 2.15, (ii) any Borrower is required to pay any additional amount to any Lender, any Issuing Bank or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender, (iv) any Lender is a Declining Lender or (v) any Lender has failed to consent to a proposed amendment, waiver or termination under Section 9.02 that requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender or Issuing Bank, as the case may be, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement or, in the case of any such assignment or delegation resulting from a failure to provide a consent, all its interest, rights and obligations under this Agreement as a Lender of each relevant Class, in each case other than any outstanding Competitive Loans held by such Lender and other than, in the case of any Issuing Bank, its interests, rights and obligations under this Agreement with respect to then outstanding Letters of Credit that have been issued by it, to an assignee that shall assume such obligations (which assignee may be another Lender or Issuing Bank, as the case may be, if a Lender or Issuing Bank accepts such assignment and delegation); provided that (A) the Company shall have received the prior written consent of the Administrative Agent and, if a Revolving Commitment is being assigned, each Issuing

Bank, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and any participations in LC Disbursements, accrued interest thereon, any accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (D) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver or termination can be effected. A Lender or Issuing Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or Issuing Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.
SECTION 2.20.     Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:
(a)     commitment fees shall cease to accrue on the amount of the unused Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)     the Revolving Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender;
(c)     if any LC Exposure exists at the time a Lender becomes a Defaulting Lender, then:
(i)    if no Event of Default shall have existed at the time such Lender became a Defaulting Lender, then the LC Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders ratably in accordance with their respective Applicable Percentages, but only to the extent the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures

plus such Defaulting Lender’s LC Exposure does not exceed the total of all Non-Defaulting Lenders’ Revolving Commitments; and
(ii)     if clause (i) shall not be applicable as a result of the existence of an Event of Default, or if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.07(i) for so long as such LC Exposure is outstanding;
(iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such portion of such Defaulting Lender’s cash collateralized LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;
(iv) if any portion of the LC Exposure of the Defaulting Lender is reallocated pursuant to this clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted to give effect to such reallocation;
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this clause (i) or (ii) above, then, without prejudice to any rights or remedies of the applicable Issuing Bank or any other Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment utilized by such LC Exposure) and all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is cash collateralized and/or reallocated; and
(d)     an Issuing Bank shall not be required to issue, amend, renew or increase any Letter of Credit unless in each case it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the applicable Borrower in accordance with paragraph (c) of this Section, and participating interests in any such newly issued, amended, reviewed or extended Letter of Credit will be allocated among Non-Defaulting Lenders in a manner consistent with paragraph (c)(i) of this Section (and such Defaulting Lender shall not participate therein).

In the event that (x) a Bankruptcy Event with respect to a Lender Parent shall have occurred following the date hereof and for so long as such Bankruptcy Event shall continue or (y) any Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with the Company or such Revolving Lender satisfactory to such Issuing Bank to defease any risk to it in respect of such Revolving Lender hereunder; it being understood and agreed that any Revolving Lender that is a Subsidiary of such Lender Parent or otherwise the Revolving Lender to which the Issuing Bank is referring in clause (y) hereof shall not, solely as a result of the determination made in clause (x) or (y) hereof, be deemed a Defaulting Lender.
In the event that the Administrative Agent, the Company and each Issuing Bank each agree that a Defaulting Lender has adequately remedied all matters that caused such Revolving Lender to be a Defaulting Lender, then the LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its Applicable Percentage.
SECTION 2.21.     Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any extension of credit or to determine or charge interest rates based upon the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate), or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such extension of credit or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Adjusted LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) each applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid  such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the

Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate.  Upon any such prepayment or conversion, each applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.
ARTICLE III
Representations and Warranties
The Company represents and warrants to the Lenders on the date hereof and on each other date on which representations and warranties are made or deemed made hereunder that:
SECTION 3.01.     Organization; Powers. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
SECTION 3.02.     Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and each of the other Loan Documents will be duly executed and delivered on the Effective Date by the Company and the other Guarantors to the extent party thereto as of the Effective Date. This Agreement constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.     Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as will have been obtained or made on or prior to the Effective Date and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except in each case referred to in clause (c) or (d), to the extent such violation, default, payment or creation or imposition of such Lien could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.04.     Financial Condition; No Material Adverse Change.
(a) The Company has heretofore furnished to the Lenders its (i) audited consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2015, reported on by Ernst & Young LLP, independent public accountants and (i) unaudited consolidated balance sheet and statements of income, stockholders equity and cash flows for each fiscal quarter ended after December 31, 2015 and at least 45 days prior to the Effective Date (it being acknowledged that the Lenders have previously received all such financial statements through and including the fiscal quarter ended September 30, 2016). Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.
(b)     Since December 31, 2015, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.
SECTION 3.05.     Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b)     Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06.     Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.
(b)     Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
SECTION 3.07.     Compliance with Laws and Agreements. (a) The Company and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
(b)     The Company and each Subsidiary is in compliance, in all material respects, with (i) each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, (ii) each applicable anti-money laundering law, (iii) the USA PATRIOT Act and (iv) the United States Foreign Corrupt Practices Act of 1977.
SECTION 3.08.     Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09.     Taxes. The Company and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP and (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10.     ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the end of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, as of September 30, 2016), exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11.     Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, when taken as a whole, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
SECTION 3.12.     Use of Proceeds. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U, and X.
SECTION 3.13.     Subsidiaries. Schedule 3.13 contains an accurate list of all Material Subsidiaries (other than (i) any Foreign Subsidiary, (ii) any Subsidiary of a Foreign Subsidiary and (iii) any Subsidiary that is incorporated or otherwise organized under the laws of the United States or any political subdivision, territory or possession thereof and that is a disregarded entity for U.S. federal income tax purposes that has no material assets other than the capital stock of one or more “controlled foreign corporations” for purposes of the Code) on the date hereof, in each case setting forth their respective jurisdictions of organization and the percentage of their respective ownership interest held by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock of the Material Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.
SECTION 3.14.     Anti-Corruption Laws and Sanctions Laws. The Company and its Subsidiaries have implemented and will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their directors, officers and employees with applicable Anti-Corruption Laws and Sanctions Laws. Each of the Company and its Subsidiaries and, to the Company’s knowledge, their respective directors, officers, employees, agents and Affiliates is in compliance with applicable Anti-Corruption Laws and Sanctions Laws in all material respects. None of the Company or any Subsidiary or, to the knowledge of the Company, any of their respective directors, officers, agents, employees or Affiliates is a Sanctioned Person or is in violation of applicable Sanctions Laws. The Borrowers will not directly or indirectly use the proceeds of the Loans or any Letter of Credit or otherwise make available such proceeds (a) to any Person for the purpose of financing the activities of any Sanctioned Person or (b) for the purposes of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person, in violation of applicable Anti-Corruption Laws. No Transactions will be undertaken in violation of applicable Anti-Corruption Laws or Sanctions Laws.
SECTION 3.15.     EEA Financial Institutions. None of the Loan Parties is an EEA Financial Institution.
ARTICLE IV

Conditions
SECTION 4.01.     [reserved].
SECTION 4.02.     Effectiveness of this Agreement and Commitments. This Agreement shall become effective and the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall become effective on date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent shall have received the following: (i) a counterpart of this Agreement signed by the Company and each other party hereto identified on a signature page to this Agreement, (ii) a solvency certificate from the chief financial officer of the Company in the form attached hereto as Exhibit E and (iii) a Borrowing Request with respect to the Initial Term Loans as required hereunder.
(b)    The Administrative Agent (or its counsel) shall have received from the Company and such of its Subsidiaries as shall be necessary to cause the Guarantee Requirement to be satisfied on the Effective Date a counterpart of the Guarantee Agreement signed on behalf of each such party.
(c)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Frost Brown Todd LLC, counsel for the Company, (ii) Spencer Fane LLP, Kansas counsel for the Company, (iii) Frost Brown Todd LLC, Texas counsel for the Company, and (iv) Jennings, Strouss & Salmon, PLC, Arizona counsel for the Company, in each case, covering such matters relating to the Company, this Agreement or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsel to deliver such opinions.
(d)    The Administrative Agent shall have received such documents and certificates (including organizational documents and good standing certificates) as the Administrative Agent (or its counsel) may reasonably request relating to the organization, existence and good standing of the Company and the other Loan Parties, the authorization of the Transactions, the identity, authority and capacity of the officers of the Company and the other Loan Parties authorized to act on any of their behalf in connection herewith and any other legal matters relating to the Company and the other Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.
(e)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the condition set forth in paragraph (i) of this Section 4.02.
(f)    The Administrative Agent, the Lead Arrangers and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date under the Fee Letters, the Commitment Letter and this Agreement, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company thereunder or hereunder.
(g)    The Lenders shall have received, at least five Business Days prior to the Effective Date, all documentation and other information about the Company and the other Loan Parties that the Lenders reasonably believe are required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that in each case has been requested in writing at least ten Business Days prior to the Effective Date.
(h)    All Indebtedness of the Company and its Subsidiaries under the Existing Credit Agreement outstanding on the Effective Date shall have been or shall substantially concurrently with the initial borrowing hereunder be repaid in full (the “Refinancing”) and all security and guarantees and funding commitments in respect thereof shall have been or shall substantially concurrently with the initial borrowings hereunder be released and discharged.
(i)    The conditions in paragraphs (a) and (b) of Section 4.03 shall have been satisfied after giving effect to the funding of the Initial Term Loans and the use of proceeds thereof.
The Administrative Agent shall notify the Company and the Lenders of the Effective Date and such notice shall be conclusive and binding. In addition, each Revolving Lender’s Revolving Commitment will not become effective on the Effective Date if the Initial Term Loans are not made on the Effective Date.
SECTION 4.03.     Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of each Issuing Bank to issue,

amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:
(a)     The representations and warranties of the Company set forth in this Agreement and of each Designated Subsidiary in its Designation Agreement shall be true and correct on and as of the date of such Borrowing, issuance, amendment, renewal or extension (or, in the case of any representation or warranty that by its express terms is limited to a particular date, as of that date).
(b)     At the time of and immediately after giving effect to such Borrowing, issuance, amendment, renewal or extension, no Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
SECTION 4.04.     Initial Advance to Each Designated Subsidiary. The obligation of each Revolving Lender to make an initial Revolving Loan to each Designated Subsidiary is subject to the receipt by the Administrative Agent on or before the date of such initial Revolving Loan of each of the following, in form and substance reasonably satisfactory to the Administrative Agent and dated such date, and in sufficient copies for each Revolving Lender:
(a)    certified copies of the resolutions of the board of directors (or other governing body) of such Designated Subsidiary (with a certified English translation if the original thereof is not in English) approving this Agreement and each other Loan Document to be delivered by it, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents to which it is party;
(b)    a certificate of a proper officer of such Designated Subsidiary certifying the names and true signatures of the officers of such Designated Subsidiary authorized to sign the Designation Agreement to be delivered by it and the other documents to be delivered by it hereunder;
(c)    a certificate signed by a duly authorized officer of the Company, certifying that such Designated Subsidiary has obtained all governmental and third party authorizations, consents, approvals (including exchange control approvals) and licenses required under applicable laws and regulations necessary for such Designated Subsidiary to execute and deliver its Designation Agreement and to perform its obligations thereunder;
(d)    a Designation Agreement duly executed by such Designated Subsidiary and the Company;

(e)    favorable opinions of counsel (which may be in-house counsel) to such Designated Subsidiary in form and substance reasonably satisfactory to the Administrative Agent; and
(f)    such other approvals, opinions or documents as any Revolving Lender, through the Administrative Agent may reasonably request.
The Administrative Agent shall notify the Company and the Revolving Lenders of the satisfaction of the above requirements with respect to a Designated Subsidiary and such notice shall be conclusive and binding.
ARTICLE V

Affirmative Covenants
From the date hereof and until the Commitments have expired or been terminated in whole, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:
SECTION 5.01.     Financial Statements and Other Information. The Company will furnish to the Administrative Agent for delivery to each Lender:
(a)    within 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ended December 31, 2016), its audited consolidated balance sheet as of the end of such year and the related consolidated statements of operations, stockholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)     within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ended March 31, 2017), its unaudited consolidated balance sheet as of the end of such fiscal quarter, and the related unaudited consolidated statements of operations and stockholders’ equity for such fiscal quarter and the then elapsed portion of the fiscal year, and the related unaudited consolidated statements of cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)     concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.08 and 6.09 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)     promptly after the same become publicly available, copies of all periodic and other reports and proxy statements filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;
(e)     promptly following a request therefor, any documentation or other information that a Lender or Issuing Bank reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT; and
(f)     promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender or Issuing Bank may reasonably request.
Information required to be delivered pursuant to clause (a), (b) or (d) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, (i) shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or (ii) shall be available on the website of the SEC at http://www.sec.gov. Subject to the immediately preceding sentence, so long as Citibank, N.A. or any or any of its Affiliates is the Administrative Agent, materials required to be delivered pursuant to Section 5.01 shall be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent by email at oploanswebadmin@citi.com (or such other email address the Administrative Agent may specify in writing to the Company from time to time).

SECTION 5.02.     Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender and Issuing Bank prompt written notice of the following:
(a)     the occurrence of any Default;
(b)     the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)     the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $20,000,000;
(d)     any change in the date of its fiscal year-end; and
(e)     any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.     Existence; Conduct of Business. The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.
SECTION 5.04.     Payment of Obligations. The Company will, and will cause each of the Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05.     Maintenance of Properties; Insurance. The Company will, and will cause each of the Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted in each case except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION 5.06.     Books and Records; Inspection Rights. The Company will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender or Issuing Bank, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested, in each case expect to the extent that such actions could reasonably be expected to contravene attorney client privilege or similar protection or violate any confidentiality or privacy obligation or otherwise contravene applicable law.
SECTION 5.07.     Compliance with Laws. The Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including, without limitation, all Environmental Laws, Anti-Corruption Laws and applicable Sanctions Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.08.     Use of Proceeds and Letters of Credit. The proceeds of the Revolving Loans will be used only for general corporate purposes (including working capital needs, refinancing Indebtedness, reimbursement of LC Disbursements and financing acquisitions that are approved by the board of directors, or other governing body, of the target entity before the acquiror commences a tender offer, proxy solicitation or similar action with respect to the target’s voting capital stock). The proceeds of the Initial Term Loans will be used to consummate the Refinancing. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
SECTION 5.09.     Guarantee Requirement. The Company will cause the Guarantee Requirement to be satisfied at all times on and after the Effective Date.
ARTICLE VI

Negative Covenants
From the date hereof and until the Commitments have expired or been terminated in whole, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:
SECTION 6.01.     Priority Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Priority Indebtedness other than:
(a)    Indebtedness under the Loan Documents;
(b)    Indebtedness (other than letters of credit) existing on the date hereof and set forth on Schedule 6.01, and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that no additional Subsidiaries will be added as obligors or guarantors in respect of any Indebtedness referred to in this clause (b) and no such Indebtedness shall be secured by any additional assets (other than as a result of any Lien covering after-acquired property in effect on the date hereof);
(c)    Indebtedness consisting of actual or contingent reimbursement obligations in respect of letters of credit in an aggregate amount at any time not in excess of $40,000,000;
(d)    Indebtedness of any Subsidiary to the Company or any other Subsidiary, or Indebtedness of the Company to any Subsidiary; provided that no such Indebtedness shall be assigned to, or subjected to any Lien in favor of, a Person other than the Company or a Subsidiary;
(e)    Indebtedness incurred to finance the acquisition, construction or improvement of, and secured by, any fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary, and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or add additional Subsidiaries as obligors or guarantors in respect thereof and that are not secured by any additional assets; provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets;
(f)    Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness exists at the time such Person becomes a Subsidiary, is not created in contemplation of or in connection with such Person becoming a Subsidiary and is not secured by any Liens other than Liens permitted under Section 6.02(c), and extensions, renewals or replacements of any of the Indebtedness referred to above in this clause that do not increase the outstanding principal amount thereof or add additional obligors or guarantors in respect thereof and that are not secured by any additional assets;

(g)    Indebtedness of any Subsidiary as an account party in respect of letters of credit backing obligations of any Subsidiary that do not constitute Indebtedness;
(h)    Indebtedness incurred in connection with any sale and lease-back transactions permitted under Section 6.03;
(i)    Securitization Transactions to the extent that the aggregate amount, without duplication, of all Securitization Transactions does not at any time exceed $300,000,000;
(j)    Capital Lease Obligations in an aggregate amount not greater than $125,000,000 resulting from sale and leaseback transactions in respect of the Company’s properties;
(k)    [reserved];
(l)    other Priority Indebtedness in an aggregate amount outstanding at any time not greater than $100,000,000;
(m)    Indebtedness under the Existing Credit Agreement incurred prior to the Effective Date, provided that all Indebtedness under the Existing Credit Agreement shall have been repaid in full as of the Effective Date;
(n)    Indebtedness consisting of obligations of the Company or any Subsidiary as an account party in respect of letters of credit issued to support contingent payment obligations in respect of Taxes required to be paid by any Foreign Subsidiary in an aggregate face amount for all such outstanding letters of credit at any time not greater than $60,000,000; provided that such Taxes are being contested in good faith by appropriate proceedings and the Company or such Foreign Subsidiary has set aside on its books adequate reserves in accordance with GAAP in connection therewith; and
(o)    Indebtedness under any Hedging Agreement incurred in the ordinary course of business and not for speculative purposes.
SECTION 6.02.     Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Permitted Encumbrances;
(b)    any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary, (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and (iii) all such Liens secure obligations having an aggregate principal amount not exceeding at any time $15,000,000;
(c)    any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(d)    Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary securing Indebtedness incurred to finance such acquisition, construction or improvement; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such Liens shall not apply to any other property or assets of the Company or any Subsidiary;
(e)    any Lien securing the Company’s obligations under any Hedging Agreement, subject to the requirements of Section 6.07;
(f)    sales of accounts receivable and interests therein pursuant to Securitization Transactions constituting Priority Indebtedness permitted under Section 6.01;
(g)    Liens deemed to exist in connection with sale and lease-back transactions permitted under Section 6.03;
(h)    Liens securing Priority Indebtedness permitted under Section 6.01(a), (d) or (l);
(i)    [reserved]; and
(j)    other Liens not specifically listed above securing obligations (other than Indebtedness) not to exceed $10,000,000 at any one time outstanding.
SECTION 6.03.     Sale and Lease‑Back Transactions. The Company will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except that the Company and its Subsidiaries may enter into sale and leaseback transactions in respect of its properties so long as the sum of (a) the Capital Lease Obligations resulting from such transactions and (b) in the event any such transactions do not result in any Capital Lease Obligations under GAAP, the gross proceeds received by the Company or any of its Subsidiaries from such transactions does not exceed, in the aggregate, $125,000,000.
SECTION 6.04.     Fundamental Changes. (a) The Company will not, and will not permit any Subsidiary to, merge or consolidate with any other Person, or permit any other Person to merge or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (A) any Subsidiary may merge into the Company or any other Subsidiary; provided, that in the case of any merger of one Subsidiary into another, if either of such Subsidiaries shall be a Guarantor, the surviving or resulting Subsidiary must at all times after such merger be a Guarantor; (B) any Person other than a Subsidiary may merge with the Company or a Subsidiary so long as (1) in the case of a merger to which the Company is a party, the Company must be the surviving or resulting corporation, (2) in the case of a merger to which a Subsidiary is a party, the surviving or resulting Person must be a Subsidiary (and, if any such constituent Subsidiary shall have been a Guarantor, a Guarantor) and (3) in the case of any merger referred to in this clause (B), the Company shall be in compliance on a pro forma basis with the covenants set forth in Sections 6.08 and 6.09 as of the end of and for the most recent period of four fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.01 (or, prior to the delivery of any such financial statements, the period of four fiscal quarters ended September 30, 2016), giving effect to such merger and any related incurrence or repayment of Indebtedness as if it had occurred at the beginning of such period; and (C) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders.
(b)     The Company will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of assets (including the stock of any Subsidiary, whether now owned or hereafter acquired), except that (i) the Company or any Subsidiary may sell inventory or equipment in the ordinary course of business; (ii) the Company or any Subsidiary may sell, lease or otherwise transfer any assets to the extent that the assets so sold, leased or transferred in any transaction have a book value not greater than $5,000,000, (iii) the Company or any Subsidiary may sell, lease or otherwise transfer any of its assets to the Company or to any Subsidiary; provided that, in the case of any such transfer to a Subsidiary, if the transferor shall be the Company or a Guarantor, the transferee Subsidiary must at all times after such transfer be a Guarantor; (iv) the Company and the Subsidiaries may effect additional transfers under this clause (iv), through sales, leases, mergers or otherwise, of assets that in the aggregate do not account for more than (without taking into account any such transfers made under clause (v)

below) (A) during any period of four fiscal quarters, 10%, or (B) from and after the date hereof, 15%, of the consolidated assets or revenues of the Company and the Subsidiaries, as of the end of or for the then most recent period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01 (or, prior to the delivery of any such financial statements, the period of four fiscal quarters ended September 30, 2016); and (v) the Company or any Subsidiary may sell, transfer, lease or otherwise dispose of assets (including the stock of any Subsidiary, whether now owned or hereafter acquired) so long as (1) the Company or any of its Subsidiaries receives consideration for such sale, transfer, lease or other disposition at least equal to the fair market value of the assets sold, leased, transferred or otherwise disposed (as determined in good faith by the Board of Directors of the Company), (2) at least 75% of the consideration therefor received by the Company or any of its Subsidiaries is in the form of cash or Cash Equivalents, (3) the cash and Cash Equivalents so received shall not exceed the aggregate principal amount of the Term Loans then outstanding, (4) at the time thereof and immediately after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom and (5) the Net Proceeds thereof shall be applied as set forth in Section 2.11(d) (any such sale, transfer, lease or other disposition made under this clause (v), a “Specified Asset Sale”).
(c)     The Company will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Company and the Subsidiaries on the date hereof and businesses reasonably related thereto.
SECTION 6.05.     Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions substantially as favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) payments of compensation arising out of any employment or consulting arrangement in the ordinary course of business, (c) transactions between or among the Company and the Subsidiaries not involving any other Affiliate and (d) dividends or other distributions (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company or any option, warrant or other right to acquire any such shares of capital stock of the Company.
SECTION 6.06.     Restrictive Agreements. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of (a) the Company or any Subsidiary to create, incur or permit to exist after the Effective Date any Lien upon any of the assets of the Company or any Subsidiary to secure the obligations of the Company or such Subsidiary under the Loan Documents, or (b) any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) [reserved], (iii) [reserved] and (iv) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by clauses (e), (h), (i) or (j) of Section 6.01 if such restrictions or conditions apply only to the assets securing such Indebtedness or (B) customary provisions in leases and other agreements restricting the assignment thereof.
SECTION 6.07.     Hedging Agreements. The Company will not, and will not permit any Subsidiary to, enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks (including foreign exchange risks) to which the Company or any Subsidiary has actual exposure, and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate, from floating rates to fixed rates or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.
SECTION 6.08.     Interest Coverage Ratio. From and after the Effective Date, the Company will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.01 (or, prior to the delivery of any such financial statements, for the period of four consecutive fiscal quarters ended September 30, 2016), to be less than 4.0 to 1.0.
SECTION 6.09.     Total Net Leverage Ratio. At any time on or after the Effective Date, the Company will not at any time permit the Total Net Leverage Ratio at such time to be greater than 3.00 to 1.0.
SECTION 6.10.     Restricted Payments. The Company will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) the Company may declare and pay dividends or make other Restricted Payments that in either case are payable solely in additional shares of its common stock, (ii) the Company may repurchase shares of stock or other equity interests upon the exercise of stock options if such shares of stock or other equity interests represent a portion of the exercise price of such options, (iii) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers or employees of the Company and the Subsidiaries and (iv) the Company may make additional Restricted Payments in an unlimited amount if, on a pro forma basis after giving effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing and the Company will be in compliance with the covenants set forth in Section 6.08 and 6.09. Notwithstanding the foregoing in this Section 6.10, (a) the Company shall be permitted to pay dividends with respect to any shares of stock or other equity interests in the Company pursuant to this Section 6.10 within 75 days after the date of declaration thereof if, at the time such dividend was declared, the Company would have been permitted to pay such dividend pursuant to clause (iv) of this Section 6.10 and (b) the Company shall be permitted to make cash redemptions of its 5.75% Junior Subordinated Convertible Debentures due September 2029 or any other cash payments required in connection therewith.
ARTICLE VII
Events of Default
If any of the following events (“Events of Default”) shall occur:
(a)    the Company or any other Borrower shall fail to pay any principal of any Loan or note or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    the Company or any other Borrower shall fail to pay any interest on any Loan, note, LC Disbursement or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of the Company or any other Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Company’s existence) or 5.08 or in Article VI;
(e)    the Company shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f)    the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period;
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) redemptions of the Company’s 5.75% Junior Subordinated Convertible Debentures due September 2029 required under the terms of the indenture governing such debentures or (iii) the Existing Credit Agreement to the extent any of the foregoing shall occur as a result of the transactions contemplated hereunder to occur on the Effective Date;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    the Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (except to the extent (x) covered by independent third-party insurance as to which the insurer does not dispute coverage or (y) the Company and its Subsidiaries (as applicable) have been indemnified by a third party) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;
(l)    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m)    the Guarantee Agreement or any provision thereof shall be declared to be unenforceable or null and void or any Guarantor or any person acting by or on behalf of such Guarantor shall deny or disaffirm any of such Guarantor’s obligations under the Guarantee Agreement or any Guarantor shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed pursuant to the Guarantee Agreement;
(n)    a Change in Control shall occur; or
(o)    there shall occur any event which constitutes a default, event of ineligibility, event of termination or similar event under or in connection with any Securitization Transaction in respect of which the aggregate amount of accounts receivable purchased net of the aggregate amount of accounts receivable collected exceeds $50,000,000 (a “Material Securitization Transaction”), or the Company or any Subsidiary shall fail to observe or perform any term, covenant, condition or agreement contained in or arising under any Material Securitization Transaction, if, as a result of such event or failure, the purchasers thereunder or any agent acting on their behalf shall cause or be permitted to cause (any applicable grace or cure period having expired) such Material Securitization Transaction or the commitments of the purchasers thereunder to terminate or cease to be fully available;
then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC

Exposure as provided in Section 2.07(i), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.
ARTICLE VIII

The Administrative Agent
Each of the Lenders and Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) none of the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the Lead Arrangers shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with respect to the Administrative Agent, the Syndication Agent and the Co-Documentation Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct (as determined by a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender (in which case the Administrative Agent shall deliver such written notice to the Lenders or the other Lenders), and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank or any other Person, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank or such other Person unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank or such other Person prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor; provided that such successor shall be a Lender under this Agreement. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a Lender under this Agreement with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or Issuing Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or Issuing Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
It is agreed that the Syndication Agent and Co-Documentation Agents shall, in their capacities as such, have no duties or responsibilities under this Agreement.
ARTICLE IX

Miscellaneous
SECTION 9.01.     Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein or in any other Loan Document shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or, to the extent provided herein, sent by facsimile (which may, in the case of any delivery by facsimile of a Borrowing Request, a Competitive Bid Request or an Interest Election Request, be delivered by e-mail to GLAgentOfficeOps@citi.com), as follows:
(a)    if to the Company or any other Borrower, to it at Atrium One, 201 E. Fourth Street, 102-1910, Cincinnati, Ohio 45202, Attention of David Wiedwald (Facsimile No. (513) 651-5180; e-mail david.wiedwald@convergys.com);
(b)    if to the Administrative Agent, to Citibank, N.A. at 1615 Brett Road, Building #3, New Castle, Delaware 19720, Attention of Bank Loan Syndications Department (Facsimile No.(646) 274-5080; e-mail GLAgentOfficeOps@citi.com, with a copy to Citibank, N.A., Attention of Javier Escobar (Facsimile No. (646) 308-6432; email javier.escobar@citi.com); and
(c)    if to any other Lender or Issuing Bank, to it at its address (or facsimile number or electronic communications address) set forth in its Administrative Questionnaire.
Any party hereto may change its address, facsimile number or electronic communications address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
The Company agrees that the Administrative Agent may make materials required to be delivered pursuant to Section 5.01, as well as any other written information, documents, instruments and other material relating to the Company, any of its Subsidiaries or any other materials or matters relating to this Agreement or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on Debtdomain or a substantially similar electronic system (the “Platform”). The Company acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.
Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if reasonably requested by any

Lender, the Administrative Agent shall deliver a copy of the Communications to such Lender by email or telecopier. Each Lender agrees (i) to notify the Administrative Agent in writing of such Lender’s e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.
SECTION 9.02.     Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Company or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender or Issuing Bank may have had notice or knowledge of such Default at the time.
(b)     Except as expressly provided otherwise herein, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company, the Administrative Agent and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase or extend the Commitment of any Lender, including pursuant to Section 2.05, without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest (other than interest payable solely pursuant to Section 2.13(d)) thereon, or reduce any fees payable hereunder (in each case, other than as a result of any change in the definition, or in any components thereof, of the term “Total Net Leverage Ratio”), without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the Maturity Date or the scheduled date of expiration of any Commitment or postpone the expiration date of a Letter of Credit beyond the expiration date permitted by Section 2.07(c)(ii), without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c), in each case in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each

Lender, (v) change the definition of “Applicable Percentage”, without the written consent of each Revolving Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or “Majority in Interest” or any other provision hereof specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vii) release all or substantially all of the value of the Guarantees under the Guarantee Agreement from the Guarantee obligations under the Guarantee Agreement, without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class; or (ix) waive any condition set forth in Section 4.03 without the written consent of the Majority in Interest of the Revolving Lenders (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 4.03) or any other Loan Document, including any amendment of any affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of any condition set forth in Section 4.03); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or Issuing Banks hereunder without the prior written consent of the Administrative Agent or the Issuing Banks, as the case may be. Notwithstanding the foregoing, (x) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this Section 9.02(b) and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification and (y) any amendment, waiver or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Company and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.
SECTION 9.03.     Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation, execution and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Agents, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Agents, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)     The Company shall indemnify the Agents, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (regardless of whether instituted by the Company or any of its directors, security holders or creditors or by an Indemnitee or any other Person or whether any Indemnitee is a party thereto), whether or not the Transactions are consummated; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.
(c)     To the extent that the Company fails to pay any amount required to be paid by it to any Agent or Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent or Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or Issuing Bank in its capacity as such; provided further that, with respect to such unpaid amounts owed to any Issuing Bank in its capacity as such, or to any Related Party of any of the foregoing acting for any Issuing Bank in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid amounts. For purposes of this Section, a Lender’s

“pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Exposure, unused Revolving Commitments and, except for purposes of the immediately preceding proviso, the outstanding Term Loans and unused Term Commitments, in each case, at the time outstanding or in effect (or most recently outstanding or in effect, if none of the foregoing shall be outstanding or in effect at such time).
(d)     To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or any Letter of Credit or the use of the proceeds thereof; provided that nothing in this paragraph shall reduce the obligations of the Borrowers under paragraph (b) of this Section in respect of any special, indirect, consequential or punitive damages awarded against any Indemnitee.
(e)     All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04.     Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of the Company (such consent not to be unreasonably withheld or delayed), the Administrative Agent (such consent not to be unreasonably withheld or delayed) and, in the case of an assignment of Revolving Loans and Revolving Commitments, each Issuing Bank (such consent not to be unreasonably withheld or delayed); provided that (A) no consent of the Company shall be required for an assignment (x) of Revolving Loans and Revolving Commitments to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund, (y) of Term Loans and Term Commitments to a Lender, an Affiliate of a Lender or an Approved Fund or (z) if an

Event of Default has occurred and is continuing, of any Loans and Commitments to any other assignee and (B) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of Term Loans, $1,000,000) unless each of the Company and the Administrative Agent shall otherwise consent; provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment with respect to any Class shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to such Class; provided that this clause shall not apply to rights in respect of outstanding Competitive Loans;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment;
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
(E)    no assignment shall be made to the Company or any of its Affiliates or to any natural person or any Defaulting Lender.
For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:
“Approved Fund” means, with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and

Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(iv) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(ii) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c) (i) Any Lender may, without notice to or the consent of the Company, the Administrative Agent or the Issuing Banks, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) no Participations shall be sold to the Company or any of its Affiliates or to any natural person or any Defaulting Lender. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.
(ii)     A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.17(f) as though it were a Lender.
(iii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)     Any Lender, without notice to or the consent of any Borrower or the Administrative Agent, may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other Governmental Authority or any of its Affiliates, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)     By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments and the outstanding balances of its Loans of the Class or Classes subject to assignment, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Assumption; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing, or the financial condition of the Company or the performance or observance by the Borrowers of any of their obligations under this Agreement or under any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) each of the assignee and the assignor represents and warrants that it is legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Assumption and copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to it by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.
SECTION 9.05.     Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any LC Exposure is outstanding or any Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or the termination of the Letters of Credit, or the termination of the Commitments or of this Agreement or any provision hereof.
SECTION 9.06.     Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, the Commitment Letter, the Fee Letters and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Once this Agreement becomes effective pursuant to Section 4.02, it shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging, if arrangements for doing so have been approved by the Administrative Agent, shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9.07.     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.     Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company or any other Borrower against any of and all the obligations of any Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender and Issuing Bank agrees to notify the applicable Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give notice shall not affect the validity of such setoff and application.
SECTION 9.09.     Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)     Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or any other Loan Document or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.
(c)     Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)     Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each Designated Subsidiary hereby agrees that service of process in any action or proceeding brought in any New York State court or in Federal court described in subsection (b) above may be made upon the Company at its address set forth in Section 9.01 and each Designated Subsidiary hereby irrevocably appoints the Company its authorized agent to accept such service of process, and agrees that the failure of the Company to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY

LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11.     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.     Confidentiality. Each of the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) to any direct, indirect, actual or prospective counterparty (and its advisors) to any swap, derivative or securitization transaction related to the obligations under this Agreement, (h) to any provider of credit insurance relating to the Company and its obligations, (i) with the consent of the Company or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section, (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company or (iii) is independently developed by the Administrative Agent, any Issuing Bank or any Lender without reliance on Information received from the Company. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. In addition, each Issuing Bank and each Lender may disclose the existence of this

Agreement and information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Issuing Banks and the Lenders. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 9.13.     USA PATRIOT Act. Each Lender hereby notifies the Company and each other Borrower that pursuant to the requirements of the USA PATRIOT Act, each Lender is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the USA PATRIOT Act. The Company shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Act.
SECTION 9.14.     Release of Guarantees. A Guarantor (other than the Company) shall automatically be released from its obligations under the Loan Documents upon the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Subsidiary. In connection with any release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
SECTION 9.15.     Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.16.     Non-Public Information. (a) Each Lender acknowledges that all information furnished to it pursuant to this Agreement from the Company or on its behalf and relating to the Company, its Subsidiaries or its or their respective businesses may include material non-public information concerning the Company and its Subsidiaries or its or their securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with the procedures and applicable law, including federal and state securities laws.
(b)     All such information, including requests for waivers and amendments, furnished by the Company or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Company and its Subsidiaries and its and their securities. Accordingly, each Lender represents to the Company and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including federal and state securities laws.
SECTION 9.17.     No Fiduciary Duty. The Company agrees that in connection with all aspects of the Transactions and any communications in connection therewith, the Company and its Affiliates, on the one hand, and the Administrative Agent, the Issuing Banks, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such Transactions or communications. Each of the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Lead Arrangers, the Issuing Banks, the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and none of the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Lead Arrangers, the Issuing Banks, the Lenders and their respective Affiliates has any obligation to disclose any of such interests to the Company or any of its Affiliates. To the fullest extent permitted by law, the Company hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Lead Arrangers, the Issuing Banks, the Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 9.18.     Designated Subsidiaries. (a) The Company may at any time, and from time to time, upon not less than 15 Business Days’ notice in the case of any Subsidiary so designated after the Effective Date, notify the Administrative Agent that the Company intends to designate a Subsidiary as a “Designated Subsidiary” for purposes of this Agreement. On or after the date that is 15 Business Days after such notice, upon delivery to the Administrative Agent and each Lender of a Designation Agreement duly executed by the Company and the respective Subsidiary and substantially in the form of Exhibit F hereto, such Subsidiary shall thereupon become a

“Designated Subsidiary” for all purposes of this Agreement, and, upon fulfillment of the applicable conditions set forth in Section 4.04 and after such Designation Agreement is accepted by the Administrative Agent, such Subsidiary shall thereupon become a Designated Subsidiary for all purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder (except with respect to Term Loans which may only be borrowed by the Company). The Administrative Agent shall promptly notify each Revolving Lender of the Company’s notice of such pending designation by the Company and the identity of the respective Subsidiary. Following the giving of any notice pursuant to this Section 9.18(a), if the designation of such Designated Subsidiary obligates the Administrative Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall, promptly upon the request of the Administrative Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations.
If the Company shall designate as a Designated Subsidiary hereunder any Subsidiary not organized under the laws of the United States or any State thereof, any Lender may, with notice to the Administrative Agent and the Company, fulfill its Revolving Commitment by causing a branch or an Affiliate of such Lender to act as the Lender in respect of such Designated Subsidiary; provided that any exercise of such option shall not affect in any manner the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

As soon as practicable after receiving notice from the Company or the Administrative Agent of the Company’s intent to designate a Subsidiary as a Designated Subsidiary, and in any event no later than ten Business Days after the delivery of such notice, for a Designated Subsidiary that is organized under the laws of a jurisdiction other than of the United States or a political subdivision thereof, any Lender that may not legally lend to, establish credit for the account of and/or do any business whatsoever with such Designated Subsidiary directly or through an Affiliate of such Lender as provided in the immediately preceding paragraph or for which the making of a Revolving Loan to such Designated Subsidiary is against such Lender’s internal policies (a “Protesting Lender”) shall so notify the Company and the Administrative Agent in writing. With respect to each Protesting Lender, the Company shall, effective on or before the date that such Designated Subsidiary shall have the right to borrow hereunder, either (A) notify the Administrative Agent and such Protesting Lender that the Revolving Commitments of such Protesting Lender shall be terminated; provided that such Protesting Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans and Letter of Credit reimbursement obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Company or (B) cancel its request to designate such Subsidiary as a “Designated Subsidiary” hereunder.

(b)     Upon the request of the Company and the payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement of any Designated Subsidiary, then, so long as at the time no Borrowing Request is outstanding, such Subsidiary’s status as a “Designated Subsidiary” shall terminate upon notice to such effect from the Administrative Agent to the Revolving Lenders (which notice the Administrative Agent shall give promptly, and only upon its receipt of a request therefor from the Company). Thereafter, the Revolving Lenders shall be under no further obligation to make any Revolving Loans hereunder to such Designated Subsidiary.
(c)     Each Designated Subsidiary hereby appoints the Company as its non-exclusive representative and agent for all purposes under the Loan Documents, including, without limitation, requests for Revolving Loans and Letters of Credit, designation of interest rates, delivery or receipt of notices and other communications, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent, the Issuing Banks or any Revolving Lender, and each Designated Subsidiary releases the Company from any restrictions on representing several Persons and self-dealing under any applicable law (the Company, acting on behalf of any Designated Subsidiary pursuant to such agency, the “Borrower Agent”). The Company hereby accepts such appointment as non-exclusive representative and agent of each Designated Subsidiary. In addition:
(i)    the Administrative Agent, the Issuing Banks and the Revolving Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or other communication (including any Borrowing Request or any Interest Election Request) delivered on behalf of a Designated Subsidiary by the Borrower Agent;
(ii)    the Administrative Agent, the Issuing Banks and the Revolving Lenders may give any notice to or make any other communication with any Designated Subsidiary hereunder to or with the Borrower Agent;
(iii)    the Administrative Agent, the Issuing Banks and the Revolving Lenders shall have the right, in its discretion, to deal exclusively with the Borrower Agent for any or all purposes under the Loan Documents; and
(iv)    each Designated Subsidiary agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Borrower Agent shall be binding upon and enforceable against it.
SECTION 9.19.     Waiver of Break Funding Payments. Each Lender (to the extent such Lender was a Lender under the Existing Credit Agreement immediately prior to the Effective Date) hereby consents to waive any rights to receive any fees payable under Section 2.16 of the Existing Credit Agreement which are incurred solely as a result of any prepayment of any Eurodollar Loan or Fixed Rate Loan issued under the Existing Credit Agreement made on the date hereof.
SECTION 9.20.     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto or to any other Loan Document, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)     the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender party hereto that is an EEA Financial Institution; and
(b)     the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
CONVERGYS CORPORATION

    By: /s/ David R. Wiedwald
        Name: David R. Wiedwald
        Title: Treasurer

CITIBANK, N.A., individually and as Administrative Agent,

    By: /s/ Michael Vondriska
        Name: Michael Vondriska
        Title: Vice President

Signature Page to CONVERGYS CORPORATION Credit Agreement dated as of January 11, 2017

Name of Institution:

BANK OF AMERICA, N.A.
By: /s/ Robert Kling
Name: Robert Kling
Title: Vice President

Signature Page to CONVERGYS CORPORATION Credit Agreement dated as of January 11, 2017

Name of Institution:

PNC BANK, NATIONAL ASSOCIATION
By: /s/ Jeffrey P. Fisher
Name: Jeffrey P. Fisher
Title: Vice President

Signature Page to CONVERGYS CORPORATION Credit Agreement dated as of January 11, 2017

Name of Institution:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By: /s/ Lillian Kim
Name: Lillian Kim
Title: Director

Signature Page to CONVERGYS CORPORATION Credit Agreement dated as of January 11, 2017

Name of Institution:

U.S. BANK NATIONAL ASSOCIATION
By: /s/ Mark Irey
Name: Mark Irey
Title: Vice President

Signature Page to CONVERGYS CORPORATION Credit Agreement dated as of January 11, 2017

Name of Institution:

WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Kyle R. Holtz
Name: Kyle R. Holtz
Title: Director

Signature Page to CONVERGYS CORPORATION Credit Agreement dated as of January 11, 2017

Name of Institution:

STANDARD CHARTERED BANK
By: /s/ Steven Aloupis
Name: Steven Aloupis
Title: Managing Director

Signature Page to CONVERGYS CORPORATION Credit Agreement dated as of January 11, 2017

Name of Institution:

THE BANK OF NOVA SCOTIA
By: /s/ Diane Emanuel
Name: Diane Emanuel
Title: Managing Director

Signature Page to CONVERGYS CORPORATION Credit Agreement dated as of January 11, 2017

Name of Institution:

GOLDMAN SACHS BANK USA
By: /s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

Signature Page to CONVERGYS CORPORATION Credit Agreement dated as of January 11, 2017

Name of Institution:

COBANK, ACB
By: /s/ Ted Koerner
Name: Ted Koerner
Title: Managing Director

Signature Page to CONVERGYS CORPORATION Credit Agreement dated as of January 11, 2017

Name of Institution:

THE NORTHERN TRUST COMPANY
By: /s/ John Di Legge
Name: John Di Legge
Title: Vice President

Signature Page to CONVERGYS CORPORATION Credit Agreement dated as of January 11, 2017

Name of Institution:

ASSOCIATED BANK, N.A.
By: /s/ William W. Carroll
Name: William W. Carroll
Title: Senior Vice President

Signature Page to CONVERGYS CORPORATION Credit Agreement dated as of January 11, 2017

Name of Institution:

BANCO DE SABADELL, S.A., MIAMI BRANCH
By: /s/ Maurici Lladó
Name: Maurici Lladó
Title: Executive Director,
Corporate Banking Americas & Asia

Signature Page to CONVERGYS CORPORATION Credit Agreement dated as of January 11, 2017

Name of Institution:

THE HUNTINGTON NATIONAL BANK
By: /s/ Sherlyn Nelson
Name: Sherlyn Nelson
Title: Vice President

Schedule 2.01
Commitments

Lender	Revolving Commitment	Initial Term Commitment
Citibank, N.A.	$42,500,000	---
Bank of America, N.A.	$42,500,000	$50,000,000
PNC Bank, National Association	$33,750,000	$20,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$33,750,000	$20,000,000
U.S. Bank National Assocation	$33,750,000	$30,000,000
Wells Fargo Bank, National Association	$33,750,000	$20,000,000
Standard Chartered Bank	$25,000,000	---
The Bank of Nova Scotia	$15,000,000	$10,000,000
Goldman Sachs Bank USA	$15,000,000	---
CoBank, ACB	$12,500,000	$10,000,000
The Northern Trust Company	$12,500,000	$10,000,000
Associated Bank, N.A.	---	$20,000,000
Banco de Sabadell, S.A. Miami Branch	---	$15,000,000
The Huntington National Bank	---	$10,000,000
Total	$300,000,000	$215,000,000

Schedule 3.13
Material Subsidiaries

Entity Name	Jurisdiction of Organization
Stream Global Services – AZ, Inc.	Arizona
Convergys Customer Management Group Canada Holding Inc.	Delaware
Convergys Customer Management Delaware LLC	Delaware
SGS Holdings, Inc.	Delaware
Stream International Inc.	Delaware
Stream Global Services – US, Inc.	Delaware
Stream Holdings Corporation	Delaware
Stream Global Services, Inc.	Delaware
Stream New York Inc.	Delaware
Convergys Customer Management Group Inc.	Ohio
Convergys CMG Insurance Services LLC	Ohio
Convergys Government Solutions LLC	Ohio
Convergys Customer Management International Inc.	Ohio
Encore Receivable Management, Inc.	Kansas
Intervoice, LLC	Texas

Schedule 6.01
Existing Indebtedness

None.

EXHIBIT A TO
THE CREDIT AGREEMENT

[FORM OF]
ASSIGNMENT AND ASSUMPTION
Reference is made to the Credit Agreement dated as of January 11, 2017 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CONVERGYS CORPORATION, the LENDERS party thereto, and CITIBANK, N.A., as Administrative Agent. Capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given to those terms in the Credit Agreement.
1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, subject to and in accordance with the Credit Agreement and the terms hereof, effective as of the Effective Date set forth below (but not prior to the recordation of the information contained herein in the Register pursuant to Section 9.04(b)(iv) of the Credit Agreement), (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement, the other Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the Loan Documents or any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). From and after the Effective Date (i) the Assignee shall be a party to, and be bound by the provisions of, the Credit Agreement and, to the extent of the interests assigned by this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, except as otherwise provided in the Credit Agreement, to the extent of the interests assigned by this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.
2. This Assignment and Assumption is being delivered to the Administrative Agent together with (i)  the forms specified in Section 2.17(f) of the Credit Agreement, if applicable, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company or any other Loan Party or their respective Affiliates or the Company’s, such Loan Party’s or such Affiliates’ respective directors, officers, employees, agents and advisors or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (iii) unless otherwise agreed to by the Administrative Agent, a processing and recordation fee of $3,500 pursuant

2

to Section 9.04(b)(ii)(C) of the Credit Agreement. The Administrative Agent shall record the information contained in this Assignment and Assumption in the Register pursuant to Section 9.04(b)(iv) of the Credit Agreement.
3. Each of the Assignor and the Assignee confirms and agrees with each other and the other parties to the Credit Agreement as set forth in Section 9.04(e) of the Credit Agreement. The Assignee also represents and warrants that it satisfies the requirement, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender.

4. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

5. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

3

1.	Date of Assignment:

2.	Legal Name of Assignor:

3.	Legal Name of Assignee:

4.
Effective Date of Assignment [ ], 20[ ] (for purposes of this Assignment and Assumption, the “Effective Date”) [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]:

5.	Assigned Interest:

Facility Assigned	Aggregate Amount of Class of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned[1]	Percentage Assigned of Class of Commitment/ Loans[2]
Revolving Commitment/Loans	$	$	%
Initial Term Commitment/Loans	$	$	%
Incremental Term Commitment/Loan
[Competitive Loans][3]	[N/A]	[$]	[N/A]

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]
Notices: _____________________ _____________________ _____________________	Notices: _____________________ _____________________ _____________________
Attention: Fascimile:	Attention: Fascimile:

[Signature pages follow]

_________________________
1 Must comply with Section 9.04(b)(ii)(A) of the Credit Agreement.
2 Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.
3 [Specify the Competitive Loan Assigned, including whether it is a Eurodollar Loan or a Fixed Rate Loan.]

The terms set forth above are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor, by:_________________________ Name: Title:
[NAME OF ASSIGNEE], as Assignee, by:_________________________ Name: Title:

[Signature Page – Assignment and Assumption]

[Consented to and Accepted */:

CITIBANK, N.A., as Administrative Agent, by:_________________________ Name: Title:
[ISSUING BANK(S)], as Issuing Bank, by:_________________________ Name: Title:
CONVERGYS CORPORATION, by:_________________________ Name: Title:

*/    To be completed to the extent consents are required under Section 9.04(b) of the Credit Agreement.]

[Signature Page – Assignment and Assumption]

EXHIBIT B TO
THE CREDIT AGREEMENT

[FORM OF] BORROWING REQUEST
Date: _________________, _______

To:	Citibank, N.A. 1615 Brett Road Building #3 New Castle, DE 19720 via facsimile: (212) 994-0961 via e-mail: GLAgentOfficeOps@citi.com
Attention of Bank Loan Syndications Department
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of January 11, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Convergys Corporation (the “Company”), the Lenders party thereto, and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms defined in the Credit Agreement, and not otherwise defined herein shall have the meanings given to those terms in the Credit Agreement. This notice constitutes a Borrowing Request, and the Borrower specified below hereby requests a Borrowing under the Credit Agreement pursuant to Section 2.03 thereof. In that connection, such Borrower specifies the following information with respect to such Borrowing requested hereby:

1.	Borrower[4]:	____________________________
2.	Class of Borrowing[5]:	____________________________
3.	Date of Borrowing[6]:	____________________________
4.	Aggregate principal amount of Borrowing[7]:	$ ____________________________
5.	Type of Borrowing[8]:	____________________________
6.	Interest Period and the last day thereof[9]:	____________________________
_________________________
4 Specify the Borrower delivering the Borrowing Request.
5 Specify Revolving Loans or Term Loans. Only the Company may borrow Term Loans.
6 Must be a Business Day.
7 Must comply with Sections 2.01 and 2.02(c) of the Credit Agreement.
8 Specify ABR Borrowing or Eurodollar Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.
9 Applicable to Eurodollar Borrowings only. Shall be subject to the definition of "Interest Period" and can be a period of one, two, three or six months (or, with the consent of each applicable Lender, twelve months or a period less than one month). If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. May not end after the applicable Maturity Date.

4

7.	Location and number of the applicable Borrower’s account to which proceeds of the requested Borrowing are to be disbursed:	[Name of Bank] (Account No.:_________________)
The Company [and the Borrower specified above] hereby certify that the conditions specified in paragraphs (a) and (b) of Section 4.03 of the Credit Agreement have been satisfied.
[Signature page follows]

This Borrowing Request is issued pursuant to and is subject to the Credit Agreement executed as of the date set forth above.

Very truly yours,
CONVERGYS CORPORATION
By:

Name:
Title:

[BORROWER]
By:

Name:
Title:

[Signature Page to Borrowing Request]

EXHIBIT C TO
THE CREDIT AGREEMENT

GUARANTEE AND CONTRIBUTION AGREEMENT (this “Agreement”) dated as of January 11, 2017, among CONVERGYS CORPORATION, an Ohio corporation (the “Company”), each of the SUBSIDIARIES of the Company that is listed on Schedule I hereto or that becomes a party hereto after the date hereof and CITIBANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).
Reference is made to the Credit Agreement dated as of January 11, 2017, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and Citibank, N.A., as Administrative Agent. Capitalized terms used herein and not defined herein (including Annex I hereto) shall have the meanings given to such terms in the Credit Agreement.
For purposes of this Agreement, “Guarantors” means, collectively, the Company (except that, notwithstanding anything herein to the contrary, the Company shall not Guarantee or be a Guarantor with respect to any obligations for which it is the primary obligor) and the Subsidiaries of the Company listed on Schedule I hereto or that becomes a party hereto after the date hereof (except that, notwithstanding anything herein to the contrary, any such Subsidiary that is a Borrower shall not Guarantee or be a Guarantor with respect to any obligations for which it is the primary obligor).
The Lenders and Issuing Banks have agreed to extend credit to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Company will derive substantial benefit from the extension of Credit to the Designated Subsidiaries pursuant to the Credit Agreement. Each of the Guarantors (other than the Company) is a Subsidiary and acknowledges that it will derive substantial benefit from the extension of credit to the Borrowers pursuant to the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders and Issuing Banks to extend such credit, the Guarantors are willing to execute this Agreement.
Accordingly, the parties hereto agree as follows:
SECTION 1. Guarantee. Each Guarantor irrevocably and unconditionally guarantees (the “Guarantee”), jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, by way of independent payment obligations, (a) the due and punctual payment by the Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether such interest is allowed or allowable as a claim in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or

2

otherwise, (ii) each payment required to be made by the Borrowers under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether such monetary obligations are allowed or allowable as a claim in such proceeding), of the Borrowers under the Credit Agreement or any of the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to the Credit Agreement or any of the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Guarantor under or pursuant to this Agreement or any of the other Loan Documents and (d) the due and punctual payment and performance of all obligations of the Company or any Subsidiary under each Hedging Agreement entered into not in violation of Section 6.07 of the Credit Agreement with any counterparty that was a Lender (or an Affiliate thereof) at the time such Hedging Agreement was entered into (all the monetary and other obligations described in the preceding clauses (a) through (d) being collectively called the “Obligations”). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon the Guarantee notwithstanding any extension or renewal of any Obligation. Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, the term “Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.
SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrowers or any other Guarantor of any of the Obligations, and also waives notice of acceptance of the Guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent, any Lender or any Issuing Bank to assert any claim or demand or to enforce or exercise any right or remedy against the Borrowers or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any extension or renewal of any of the Obligations or (c) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, the Credit Agreement, this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement.
SECTION 3. Guarantee of Payment. Each Guarantor further agrees that the Guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent, any Lender or any Issuing Bank to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent,

3

any Lender or any Issuing Bank in favor of the Borrowers, any Guarantor or any other Person.
SECTION 4. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, any Lender or any Issuing Bank to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any law or regulation of any jurisdiction or any other event affecting any term of the Obligations, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act, omission or delay that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations) or which would impair or eliminate any right of any Guarantor to subrogation.
SECTION 5. Defenses of Borrowers Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of any Borrower or any Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any Guarantor or any other circumstances that might constitute a defense of any Borrower or any Guarantor, other than the indefeasible payment in full in cash of all the Obligations. The Administrative Agent, the Lenders and the Issuing Banks may, at their election, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any other Guarantor or exercise any other right or remedy available to them against any Borrower or any Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Guarantor.
SECTION 6. Agreement to Pay. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent, any Lender or any Issuing Bank has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower or any Guarantor to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand

4

by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent, for distribution to the applicable Credit Parties, in cash, the amount of such unpaid Obligations.
SECTION 7. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 9), the Company agrees that in the event a payment shall be made by any other Guarantor under this Agreement, the Company shall indemnify such Guarantor for the full amount of such payment and, until such indemnification obligation shall have been satisfied, such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.
SECTION 8. Contribution and Subrogation. Each Guarantor other than the Company (a “Contributing Guarantor”) agrees (subject to Section 9) that, in the event a payment shall be made by any other Guarantor other than the Company under this Agreement, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Company as provided in Section 7, each Contributing Guarantor shall, to the extent the Claiming Guarantor shall not have been so indemnified by the Company, indemnify the Claiming Guarantor in an amount equal to the amount of such payment, multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 22, the date of the Supplement hereto executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors other than the Company on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 22, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 8 shall be subrogated to the rights of such Claiming Guarantor under Section 7 to the extent of such payment. Notwithstanding anything herein to the contrary, to the extent that any Claiming Guarantor’s right to indemnification under this Section 8 arises from a payment made by such Claiming Guarantor to satisfy Obligations of the type described in clause (d) of the definition thereof, only those Contributing Guarantors for whom such Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Guarantor.
SECTION 9. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 7 and 8 and all other rights of indemnity, reimbursement, contribution or subrogation under applicable law or otherwise shall be fully subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the other Obligations. In addition, any indebtedness of the Borrowers or any Guarantor now or hereafter held by any other Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of all the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of the Borrowers or any Guarantor, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the

5

Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents. No failure on the part of any Borrower or any Guarantor to make the payments required by Section 6, 7 or 8 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.
Section 10. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent, the Lenders or the Issuing Banks will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.
Section 11. Representations and Warranties. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.
Section 12. Termination. This Agreement, including the Guarantees, (a) shall, subject to clause (b) below, terminate when all the Obligations have been indefeasibly paid in full in cash and the Lenders and Issuing Banks have no further commitment to extend credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Credit Party or any Guarantor upon the bankruptcy or reorganization of any Borrower, any Guarantor or otherwise.
Section 13. Binding Effect; Several Agreement; Assignments. All covenants, promises and agreements by or on behalf of the parties hereto that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective (i) as to the Company or any Subsidiary listed on Schedule I hereto as of Effective Date as the case may be, when a counterpart hereof executed on behalf of the Company or a counterpart hereof executed on behalf of such other Guarantor, as the case may be, shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the Company, such other Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, such other Guarantor, the Administrative Agent, the Lenders and the Issuing Banks, and their respective successors and assigns, except that neither the Company nor any such other Guarantor shall have the right to assign or otherwise transfer its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be null and void) and (ii) as to any Guarantor that becomes a party hereto after the Effective Date,

6

when a counterpart of a Supplement referred to in Section 22 executed on behalf of such Guarantor shall have been delivered to the Administrative Agent, and a counterpart of such Supplement shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent, the Lenders and the Issuing Banks, and their respective successors and assigns, except that such Guarantor shall not have the right to assign or otherwise transfer its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be null and void). This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of the Company or any other Guarantor and without affecting the obligations of the Company or any other Guarantor hereunder.
SECTION 14. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, any other Credit Party or any Guarantor in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, any other Credit Party or any Guarantor hereunder under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company or any other Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company or any other Guarantor in any case shall entitle the Company or such Guarantor to any other or further notice or demand in similar or other circumstances.
(b)     Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into among the Company, the Guarantor or Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).
SECTION 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 16. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each Guarantor (other than the Company) shall be given to it in care of the Company as provided in Section 9.01 of the Credit Agreement.

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SECTION 17. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Company and each other Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, the Lenders, the Issuing Banks and each Guarantor, shall survive the execution and delivery of this Agreement and the making by the Lenders of the Loans or the issuance by an Issuing Bank of any Letter of Credit regardless of any investigation made by any of them or on their behalf, and notwithstanding that the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as any Letter of Credit or any principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid and as long as the Commitments have not been terminated.
(b)     In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 18. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 13. Delivery of an executed signature page to this Agreement by facsimile or other electronic imaging, if arrangements for doing so have been approved by the Administrative Agent, shall be as effective as delivery of a manually executed counterpart of this Agreement.
SECTION 19. Rules of Interpretation. The rules of interpretation specified in Sections 1.02, 1.03 and 1.04 of the Credit Agreement shall be applicable to this Agreement.
SECTION 20. Jurisdiction; Consent to Service of Process. (a) Each of the Company and each other Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby

8

irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any Guarantor or its properties in the courts of any jurisdiction.
(b)     Each of the Company and each other Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)     Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 16. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 21. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.
SECTION 22. Additional Guarantors. Pursuant to Section 5.09 of the Credit Agreement, each Material Subsidiary (other than (i) a Foreign Subsidiary, (ii) any Subsidiary of a Foreign Subsidiary and (iii) any Subsidiary that is incorporated or otherwise organized under the laws of the United States or its territories or possessions that is a disregarded entity for U.S. federal income tax purposes that has no material assets other than the capital stock of one or more “controlled foreign corporations” for purposes of the Code) that was not in existence or not a Material Subsidiary on the

9

Effective Date is required promptly to enter into this Agreement as a Guarantor upon becoming a Material Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and any such Material Subsidiary of an instrument in the form of Annex II hereto, such Material Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of the Company or any other Guarantor hereunder. The rights and obligations of the Company and each other Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.
SECTION 23. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 23 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.
SECTION 24. Taxes. Each Guarantor agrees that the provisions of Section 2.17 of the Credit Agreement shall apply equally to such Guarantor with respect to payments made by it hereunder.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
CONVERGYS CORPORATION,

    by

        Name:
        Title:
CONVERGYS CUSTOMER MANAGEMENT GROUP INC.,

    by

        Name:
        Title:
ENCORE RECEIVABLE MANAGEMENT, INC.,

    by

        Name:
        Title:
CONVERGYS GOVERNMENT SOLUTIONS LLC,

    by

        Name:
        Title:
INTERVOICE, LLC,

    by

        Name:
        Title:

[Signature Page – Guarantee and Contribution Agreement]

CONVERGYS CUSTOMER MANAGEMENT INTERNATIONAL INC.,

    by

        Name:
        Title:
CONVERGYS CUSTOMER MANAGEMENT GROUP CANADA HOLDING INC.,

    by

        Name:
        Title:
CONVERGYS CUSTOMER MANAGEMENT DELAWARE LLC,

    by

        Name:
        Title:
SGS HOLDINGS, INC.,

    by

        Name:
        Title:
STREAM INTERNATIONAL INC.,

    by

        Name:
        Title:

[Signature Page – Guarantee and Contribution Agreement]

STREAM GLOBAL SERVICES – US, INC.,

    by

        Name:
        Title:
STREAM GLOBAL SERVICES – AZ, INC.,

    by

        Name:
        Title:
STREAM HOLDINGS CORPORATION,

    by

        Name:
        Title:
STREAM GLOBAL SERVICES, INC.,

    by

        Name:
        Title:
STREAM NEW YORK INC.,

    by

        Name:
        Title:

[Signature Page – Guarantee and Contribution Agreement]

CONVERGYS CMG INSURANCE SERVICES LLC,

    by

        Name:
        Title:

[Signature Page – Guarantee and Contribution Agreement]

CITIBANK, N.A., as Administrative Agent,

    by

        Name:
        Title:

[Signature Page – Guarantee and Contribution Agreement]

Schedule I to the
Guarantee and Contribution Agreement

GUARANTORS

Convergys Customer Management Group Inc.
Encore Receivable Management, Inc.
Convergys Government Solutions LLC
Intervoice, LLC
Convergys Customer Management International Inc.
Convergys Customer Management Group Canada Holding Inc.
Convergys Customer Management Delaware LLC
SGS Holdings, Inc.
Stream International Inc.
Stream Global Services – US, Inc.
Stream Global Services – AZ, Inc.
Stream Holdings Corporation
Stream Global Services, Inc.
Stream New York Inc.
Convergys CMG Insurance Services LLC

Annex I to the
Guarantee and Contribution Agreement

ADDITIONAL DEFINED TERMS

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute, and any rule, regulation, or order promulgated thereunder, in each case as amended from time to time.

“Excluded Swap Guarantor” shall mean any Guarantor all or a portion of whose Guarantee of any obligations arising under or otherwise with respect to any Hedging Agreement (or any Guarantee thereof) is now or hereafter becomes illegal (disregarding for purposes of assessing any such illegality the last sentence of Section 1 of this Agreement) under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Swap Obligations” shall mean, with respect to any Guarantor, any obligations arising under or otherwise with respect to any Hedging Agreement if, and to the extent that, all or a portion of the Guarantee by such Guarantor of such obligations (or any Guarantee thereof) is now or hereafter becomes illegal (disregarding for purposes of assessing any such illegality the last sentence of Section 1 of this Agreement) under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If any such obligation arises under a master agreement governing more than one hedging arrangement, such exclusion shall apply only to the portion of such obligation that is attributable to hedging arrangements for which such Guarantee is or becomes illegal.

Annex II to the
Guarantee and Contribution Agreement

SUPPLEMENT No. [ ] (this “Supplement”) dated as of [                ], to the Guarantee and Contribution Agreement dated as of January 11, 2017 (the “Guarantee Agreement”), among CONVERGYS CORPORATION, an Ohio corporation (the “Company”), each of the SUBSIDIARIES of the Borrower that is listed on Schedule I thereto or that became a party thereto after the date thereof, and CITIBANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).
Reference is made to the Credit Agreement dated as of January 11, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the lenders from time to time party thereto (the “Lenders”), and Citibank, N.A., as Administrative Agent.
Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement referred to therein.
The Company and the other Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Pursuant to Section 5.09 of the Credit Agreement and Section 22 of the Guarantee Agreement, each Material Subsidiary (other than (i) a Foreign Subsidiary, (ii) any Subsidiary of a Foreign Subsidiary and (iii) any Subsidiary that is incorporated or otherwise organized under the laws of the United States or its territories or possessions that is a disregarded entity for U.S. federal income tax purposes that has no material assets other than the capital stock of one or more “controlled foreign corporations” for purposes of the Code) that was not in existence or not a Material Subsidiary on the Effective Date is required promptly to enter into the Guarantee Agreement as a Guarantor upon becoming such a Material Subsidiary. Section 22 of the Guarantee Agreement provides that additional Subsidiaries may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement and the Guarantee Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit, and as consideration for Loans previously made and Letters of Credit previously issued.
Accordingly, the Administrative Agent and the New Guarantor agree as follows:
SECTION 1. In accordance with Section 22 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that

2

the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.
SECTION 2. The New Guarantor represents and warrants to the Administrative Agent, the Lenders and the Issuing Banks that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.
SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 16 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it in care of the Company.
SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.
[Name Of New Guarantor],

    by

        Name:
        Title:
CITIBANK, N.A., as Administrative Agent,

    by

        Name:
        Title:

EXHIBIT D TO
THE CREDIT AGREEMENT

[FORM OF] INTEREST ELECTION REQUEST

Date: _________________, _______

To:	Citibank, N.A. 1615 Brett Road Building #3 New Castle, DE 19720 via facsimile: (212) 994-0961 via e-mail: GLAgentOfficeOps@citi.com
Attention of Bank Loan Syndications Department

Re:	Convergys Corporation
Reference is made to the Credit Agreement, dated as of January 11, 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Convergys Corporation (the “Company”), the Lenders party thereto, and Citibank, N.A., as administrative agent. Capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given to those terms in the Credit Agreement.
This notice constitutes an Interest Election Request and the Borrower specified below hereby gives you notice, irrevocably, pursuant to Section 2.08 of the Credit Agreement, that it requests the conversion or continuation of a [Revolving] [Term] Borrowing under the Credit Agreement, and in connection therewith the Borrower specifies the following information with respect to such Borrowing and each resulting Borrowing:

1. Borrower delivering this Interest Election request:[10]
2. Borrowing to which this request applies:
Principal Amount:	$
Type[11]:
Interest Period[12]:
_________________________
10 Specify the Borrower delivering this Interest Election Request.
11 Specify whether the Borrowing to which this request applies is an ABR Borrowing or a Eurodollar Borrowing.
12 In the case of a Eurodollar Borrowing, specify the last day of the current Interest Period therefor.

2. Effective date of this election[13]:
3. Resulting Borrowing[s][14]
Principal Amount[15]:	$
Type[16]:
Interest Period[17]:
[Signature page follows]

_________________________
13 Must be a Business Day.
14 If different options are being elected with respect to different portions of the Borrowing specified in item 1 above, provide the information required by this item 3 for each resulting Borrowing. Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Class and Type in Section 2.02(c) of the Credit Agreement.
15 Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 1 above.
16 Specify whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing.
17 Applicable to Eurodollar Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months (or, with the consent of each applicable Lender, twelve months or a period less than one month). If an Interest Period is not specified, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. May not end after the applicable Maturity Date.

Very truly yours,
[BORROWER]
By:

Name:
Title:

[Signature Page to Interest Election Request]

EXHIBIT E TO
THE CREDIT AGREEMENT

[FORM OF] SOLVENCY CERTIFICATE
 January 11, 2017
This Solvency Certificate (this “Certificate”) is delivered pursuant to Section 4.02(a)(ii) of the Credit Agreement dated as of January 11, 2017, among Convergys Corporation, an Ohio corporation (the “Company”), Citibank, N.A., as Administrative Agent, and the other Lenders party thereto. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.
I, Andre S. Valentine, solely in my capacity as the Chief Financial Officer of the Company, do hereby certify on behalf of the Company that as of the date hereof, after giving effect to the consummation of the Transactions contemplated by the Credit Agreement to occur on the date hereof:
1.    The sum of the debt and liabilities, subordinated, contingent or otherwise, of the Company and the Subsidiaries, on a consolidated basis, does not exceed either the fair value or the present fair salable value of the present assets of the Company and the Subsidiaries, on a consolidated basis.
2.    Each of the fair value and the present fair salable value of the present assets of the Company and the Subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the probable debt and liabilities, subordinated, contingent or otherwise, of the Company and the Subsidiaries as they become absolute and matured.
3.    The capital of the Company and the Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof, and the Company and the Subsidiaries have sufficient capital to reasonably ensure that they will continue to be a going concern.
4.    The Company and the Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations, beyond their ability to pay such debts as they become due (whether at maturity or otherwise).
5.    The Company and the Subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.
6.    For purposes of this Certificate, the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

7.    In reaching the conclusions set forth in this Certificate, I have reviewed the Loan Documents and the consolidated financial statements of the Company described in Section 3.04 of the Credit Agreement (the “Financial Statements”) and have made such other investigations and inquiries as I have deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Company and the Subsidiaries after the consummation of the Transactions contemplated by the Credit Agreement to occur on the date hereof. I am familiar with the financial performance and prospects of the Company and its Subsidiaries and hereby confirm that the Financial Statements were prepared in good faith and fairly present, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates for the periods referred to therein in accordance with GAAP.
8.    The financial information and assumptions that underlie and form the basis for the representations made in this Certificate were fair and reasonable when made and were made in good faith and continue to be fair and reasonable as of the date hereof.
9.    I confirm and acknowledge that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the Loans and Commitments under the Credit Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.
CONVERGYS CORPORATION

By: ____________________
Name: Andre S. Valentine
Title: Chief Financial Officer

EXHIBIT F TO
THE CREDIT AGREEMENT

[FORM OF] DESIGNATION AGREEMENT
[DATE]
To each of the Lenders and Issuing Banks
party to the Credit Agreement
(as defined below) and to Citibank, N.A.
as Agent for such Lenders and Issuing Banks
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of January 11, 2017 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CONVERGYS CORPORATION, the LENDERS party thereto and CITIBANK, N.A., as Administrative Agent. Capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given to those terms in the Credit Agreement. This Designation Agreement (this “Designation Agreement”) is delivered pursuant to Section 9.18 of the Credit Agreement. For purposes of this Designation Agreement, the term “Lender” includes any Issuing Bank.
Please be advised that the Company hereby designates its undersigned wholly-owned Subsidiary, [●] (“Designated Subsidiary”), as a “Designated Subsidiary” under and for all purposes of the Credit Agreement.
The Designated Subsidiary, in consideration of each Lender’s agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby agree to observe, perform and become subject to each of the obligations imposed upon a “Designated Subsidiary” and, to the extent relating to it, imposed upon a “Borrower” under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lender as follows:
(a)    The Designated Subsidiary is duly organized, validly existing and in good standing under the laws of [●], having an address as set forth on the signature page hereof.
(b)    The execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement and any promissory notes to be delivered by it (a) are within the Designated Subsidiary’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder, action, (b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as will have been obtained or made on or prior to the date hereof and are in full force and effect, (c) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Designated Subsidiary or any order of any Governmental Authority, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Designated Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by the Designated Subsidiary, and (e) will not result in the creation or imposition of any Lien on any asset of the Designated Subsidiary. This Designation Agreement has been duly executed and delivered by the Designated Subsidiary.
(c)    This Designation Agreement is, and any promissory notes to be delivered by the Designated Subsidiary when delivered will be, legal, valid and binding obligations of the Designated Subsidiary, enforceable against the Designated Subsidiary in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(d)    There is no pending or, to the knowledge of the Designated Subsidiary, threatened action or proceeding affecting the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator which purports to affect the legality, validity or enforceability of this Designation Agreement or the Credit Agreement.
This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,
CONVERGYS CORPORATION
By
Name:
Title:

[DESIGNATED SUBSIDIARY]
By
Name:
Title:
[Address]

EXHIBIT G-1 TO
THE CREDIT AGREEMENT

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of January [●], 2017 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CONVERGYS CORPORATION, the LENDERS party thereto, and CITIBANK, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of [the Borrower] within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:    , 20[ ]

EXHIBIT G-2 TO
THE CREDIT AGREEMENT

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of January [●], 2017 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CONVERGYS CORPORATION, the LENDERS party thereto, and CITIBANK, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of [the Borrower] within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:    , 20[ ]

EXHIBIT G-3 TO
THE CREDIT AGREEMENT

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of January [●], 2017 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CONVERGYS CORPORATION, the LENDERS party thereto, and CITIBANK, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of [the Borrower] within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:    , 20[ ]

EXHIBIT G-4 TO
THE CREDIT AGREEMENT

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of January [●], 2017 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CONVERGYS CORPORATION, the LENDERS party thereto, and CITIBANK, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of [the Borrower] within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:
Name:
Title:
Date:    , 20[ ]